UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1133 Twenty-First Street, N.W.
Suite 600
Washington, D.C. 20036
________________

TO HOLDERS OF FARMER MAC
VOTING COMMON STOCK

April 28, 2008

Dear Farmer Mac Stockholder:

The Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) is pleased to invite you to attend the 2008 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 5, 2008, at 8:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders.  We have also enclosed Farmer Mac’s 2007 Annual Report.  Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation.  Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation.  The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting.  If you plan to attend the meeting, please so indicate on the enclosed proxy card.

Sincerely,

Fred L. Dailey
Chairman of the Board

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
________________

NOTICE OF ANNUAL MEETING
April 28, 2008

Notice is hereby given that the 2008 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) will be held on Thursday, June 5, 2008, at 8:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

As described in the attached Proxy Statement, the meeting will be held for the following purposes:

•
to elect ten directors, five of whom will be elected by holders of Class A Voting Common Stock and five of whom will be elected by holders of Class B Voting Common Stock, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

•	to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation’s independent auditors for fiscal year 2008;

•	to approve the Corporation’s incentive compensation plan; and

•	to consider and act upon any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

Eligible holders of record of the Corporation’s Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 16, 2008 are entitled to notice of and to vote at the meeting and any adjournment(s) of the meeting.

For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation between the hours of 9:00 a.m. and 5:00 p.m. local time.

Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears on the card and return it in the postage prepaid envelope.  This will ensure the voting of your shares if you do not attend the meeting.  Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting.  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

By order of the Board of Directors,

/s/ Jerome G. Oslick

Jerome G. Oslick
Corporate Secretary

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1133 Twenty-First Street, N.W.
Suite 600
Washington, D.C. 20036

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held on June 5, 2008

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) of proxies from the holders of the Corporation’s Class A Voting Common Stock and Class B Voting Common Stock (together, the “Voting Common Stock”).  The Corporation is not soliciting proxies from the holders of its Class C Non-Voting Common Stock.  The proxies will be voted at the 2008 Annual Meeting of Stockholders of the Corporation (the “Meeting”), to be held on Thursday, June 5, 2008, at 8:00 a.m. local time, at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037, and at any adjournments or postponements of the Meeting.  The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 28, 2008.

The Board of Directors of the Corporation (the “Board of Directors” or “Board”) will present for a vote at the Meeting the election of ten members to the Board, the approval of the Corporation’s  incentive compensation plan and the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2008.  The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

One of the purposes of the Meeting is to elect ten members to the Board of Directors.  Title VIII of the Farm Credit Act of 1971, as amended (the “Act”), provides that the Corporation’s Class A Voting Common Stock may be held only by banks, insurance companies and other financial institutions or entities that are not Farm Credit System institutions.  The Act also provides that the Corporation’s Class B Voting Common Stock may be held only by Farm Credit System institutions.1  Holders of the Class A Voting Common Stock (the “Class A Holders”) and holders of the Class B Voting Common Stock (the “Class B Holders”) must each elect five members to the Board of Directors.  The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate.  None of Farmer Mac’s directors is or has been an officer or employee of the Corporation, resulting in a Board of Directors composed entirely of non-management directors.  Currently, all of Farmer Mac’s fifteen directors are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.  After the Meeting, assuming all of the nominees for director are elected, all of Farmer Mac’s fifteen directors will be independent.  See “Director Independence” for more information regarding the Board’s independence determinations.
___________________________
1 Holders of Voting Common Stock who are not eligible holders of that stock should dispose of their ownership of such stock to eligible holders.  Farmer Mac has the right, but not the obligation, to repurchase shares of Voting Common Stock from ineligible holders for book value.

Record Date

The Board of Directors has fixed April 16, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting.  At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting.  See “Principal Holders of Voting Common Stock.”

Voting

The holders of Farmer Mac’s Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors.  Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class.  All of a stockholder’s votes may be cast for a single candidate for director or may be distributed among any number of candidates.  Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders.  Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock.

The presence, in person or by proxy, of the holders of at least a majority of the Corporation’s outstanding Voting Common Stock is required to constitute a quorum at the Meeting.  Thus, 765,541 shares of Voting Common Stock must be represented by stockholders present at the Meeting or by proxy to have a quorum.

Proxy Procedure

Although many of Farmer Mac’s stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors.  When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder.  Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card.  A stockholder may withhold a vote from one or more nominees by filling in the circle next to the names of those nominees in the space provided on the proxy card.  Under those circumstances, unless other instructions are given in writing, the stockholder’s votes will then be cast evenly among the remaining nominees for its class.  Stockholders who intend to cumulate their votes for one or more nominee(s) are urged to read the instructions on the proxy card and to indicate the manner in which votes shall be cumulated in the space to the right of the nominee name(s) on the proxy card.  The five nominees from each class who receive the greatest number of votes will be elected directors.  If one or more of the nominees becomes unavailable for election, the Proxy Committee will cast votes under the authority granted by the enclosed proxy for such substitute or other nominee(s) as the Board of Directors may designate.  If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class A nominees, with the votes being cast evenly among each of the Class A nominees, and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class B nominees, with the votes being cast evenly among each of the Class B nominees.

Shares of Voting Common Stock represented by proxies marked “Abstain” for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal.  If a proposal involves a vote for which a broker (or its nominee) may only vote a customer’s shares in accordance with the customer’s instructions and the broker (or its nominee) does not vote those shares due to a lack of instructions, the votes represented by those shares and delivered to the Corporation (“broker non-votes”) will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal.  Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors).  Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Corporate Secretary in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting.  Mere attendance at the Meeting, however, will not constitute revocation of a proxy.  Written notices revoking a proxy should be sent to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

The Proxy Committee, composed of three officers of the Corporation, Henry D. Edelman, Timothy L. Buzby and Jerome G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders in the manner specified.  The Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting in accordance with their judgment.

Stockholder Proposals

Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors.  In addition, the Audit Committee’s selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation’s Amended and Restated By-Laws (“By-Laws”).  The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting.  In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by eligible holders of Voting Common Stock.

Proposals of stockholders to be presented at the 2008 Annual Meeting of Stockholders were required to be received by the Corporate Secretary before December 27, 2007 for inclusion in this Proxy Statement and the accompanying proxy.  Other than the election of ten members to the Board of Directors, the approval of the Corporation’s incentive compensation plan, and the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2008, the Board of Directors knows of no other matters to be presented for action at the Meeting.  If any other matters are properly brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members’ best judgment.

If any stockholder eligible to do so intends to present a proposal for consideration at the Corporation’s 2009 Annual Meeting of Stockholders, the Corporate Secretary must receive the proposal before December 25, 2008 to be considered for inclusion in the 2009 Proxy Statement.  Proposals should be sent to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.  In addition, if any stockholder notifies the Corporation after March 2, 2009 of an intent to present a proposal at the Corporation’s 2009 Annual Meeting of Stockholders, the Corporation’s proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Communications with the Board

Stockholders and other interested parties may communicate directly with members of the Board of Directors by writing to them at Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Board of Directors Meetings and Committees

In 2007, the Board of Directors held a total of eleven meetings.  Each member of the Board attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served during 2007.  As Chairman of the Board, Fred L. Dailey presides over all meetings of the Board of Directors, including regularly scheduled executive sessions of the Board in which members of management do not participate.  All members of the Board of Directors are expected to attend the Annual Meeting of Stockholders, which is held in conjunction with a regularly scheduled meeting of the Board of Directors.  All fifteen members of the Board of Directors attended the 2007 Annual Meeting of Stockholders.

The Board has established seven standing committees to assist it in the performance of its responsibilities.  The committees currently consist of the following:  Audit Committee, Compensation Committee, Corporate Governance Committee, Credit Committee, Finance Committee, Marketing Committee and Public Policy Committee.  Each director serves on at least one committee.  See “Class A Nominees,” “Class B Nominees” and “Directors Appointed by the President of the United States” for information regarding the committees on which directors serve.  The Audit Committee and the Compensation Committee met ten times and eight times, respectively, during the fiscal year ended December 31, 2007.  The Corporate Governance Committee, which selects nominees for election to the Board of Directors, approves corporate governance policies for the Corporation, sets agendas for the meetings of the Board of Directors and is able to exercise certain powers of the Board of Directors during the intervals between meetings of the Board, met fifteen times during the fiscal year ended December 31, 2007.  The Credit Committee, which is responsible for reviewing and approving all policy matters relating to changes to the Corporation’s Seller/Servicer Guide and making recommendations to the Board of Directors on agricultural credit matters, met six times during the fiscal year ended December 31, 2007.  The Finance Committee, which is responsible for determining the financial policies of the Corporation and managing the Corporation’s financial affairs, met six times during the fiscal year ended December 31, 2007.  The Marketing Committee, which is responsible for the development and monitoring of the Corporation’s programs and marketing plan, met six times during the fiscal year ended December 31, 2007.  The Public Policy Committee, which considers matters of public policy referred to it by the Board of Directors such as the Corporation’s relationship with and policies regarding borrowers, Congress and governmental agencies and conflicts of interest, met four times during the fiscal year ended December 31, 2007.  See “Item No. 1: Election of Directors,” “Compensation of Directors and Executive Officers” and “Report of the Audit Committee” and “Item No. 2: Selection of Independent Auditors” for information concerning the Corporate Governance Committee, the Compensation Committee and the Audit Committee, respectively.

Code of Business Conduct and Ethics

Farmer Mac has adopted a code of business conduct and ethics (the “Code”) that applies to all directors, officers, employees and agents of Farmer Mac, including the Corporation’s principal executive officer, principal financial officer and principal accounting officer.  A copy of the Code is available on Farmer Mac’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section.  Farmer Mac will post any amendment to, or waiver from, a provision of the Code in that same location on its website.  A print copy of the Code is available free of charge upon written request to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Item No. 1:  Election of Directors

At the Meeting, ten directors will be elected for one-year terms.  The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders.  All of the Class A and Class B nominees currently are members of the Board of Directors.  The directors elected by the Class A Holders and the Class B Holders will hold office until the Corporation’s 2009 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the “Appointed Members”).  The Appointed Members serve at the pleasure of the President of the United States.  The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under “Directors Appointed by the President of the United States” below or such other Appointed Members as may be appointed by the President and confirmed by the Senate between April 16, 2008 and June 5, 2008 and the ten members who are elected by the holders of Farmer Mac’s Voting Common Stock.

In order to facilitate the selection of director nominees, the Board of Directors utilizes a Corporate Governance Committee that consists of the Chairman of the Board, the Vice Chairman of the Board and two additional members each from the Class A directors and Class B directors, resulting in a committee composed of two directors from each of the Board’s three constituent groups.  The current members of the Corporate Governance Committee are:  Appointed Members Messrs. Dailey and Junkins; Class A directors Messrs. Kenny and Kruse; and Class B directors Messrs. Cortese and Raines.  As described in more detail in “Director Independence,” the Board has determined that all members of the Corporate Governance Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards.  The Corporate Governance Committee Charter and Farmer Mac’s Corporate Governance Guidelines are available on Farmer Mac’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section.  Print copies of the Corporate Governance Committee Charter and Farmer Mac’s Corporate Governance Guidelines are available free of charge upon written request to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

The Board has adopted a policy statement on directors that expresses the general principles that should govern director selection and conduct, which the Corporate Governance Committee uses in identifying and evaluating potential candidates for director.  The Corporate Governance Committee reviews, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the perceived needs of the Board at that point in time.  The Committee strives to identify and retain as members of the Board individuals who have the qualities, business background and experience that will enable them to contribute significantly to the development of Farmer Mac’s business and its future success.  The Board has determined that its elected members should be comprised of individuals with a variety of business backgrounds and experiences who are deemed to have a broad perspective and good record of accomplishment either as senior members of agricultural business management, as agricultural or commercial lenders, as accountants or auditors, or as entrepreneurs.  The Board has also determined that it is desirable to have qualified women and minority representation on the Board.  In selecting a nominee for director, the Corporate Governance Committee also considers an individual’s character, judgment, fairness and overall ability to serve Farmer Mac.  Thus, in addition to considering the current needs of the Board and the quality of an individual’s professional background and experience, the Corporate Governance Committee seeks individuals who:

•	have integrity, independence, and an inquiring mind; an ability to work with others; good judgment; intellectual competence; and motivation;

•	have the willingness and ability to represent all stockholders’ interests, and not just the particular constituency that elected the director to serve on the Board;

•	have an awareness of and a sensitivity to the public purpose of Farmer Mac and a sense of responsibility to Farmer Mac’s intended beneficiaries;

•	are willing to commit the necessary time and energy to prepare for and attend Board and committee meetings;

•
are willing and have the ability to advance their views and opinions in a forthright manner, but, upon the conclusion of deliberations, to act in the best interests of Farmer Mac, and, once a decision is reached by a majority, to support the decision; and

•	with respect to directors elected by the Holders of Class B Voting Common Stock, provide representation from each of the five Farm Credit District Banks.

The Corporate Governance Committee recommended five individuals to be considered for election as Class A nominees and five individuals to be considered for election as Class B nominees, and the Board of Directors has approved these recommendations.  The individuals recommended by the Corporate Governance Committee are referred to collectively as the “Nominees.”  The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified.  AgriBank, FCB (“AgriBank”), the holder of approximately 40.3 percent of the Class B Voting Common Stock, recommended to the Corporate Governance Committee two persons to be Nominees, one of whom, Paul A. DeBriyn, is a current member of the Board.  AgriBank expressed its intention to vote for both persons at the Meeting.  The Corporate Governance Committee and the Board renominated Mr. DeBriyn, but did not nominate the second person recommended by AgriBank, continuing to provide instead for one Class B nominee from each of the five Farm Credit Bank districts. No fees were paid to any director search firms or other third parties to assist in identifying and evaluating the Nominees.

In identifying potential candidates for the Board, the Corporate Governance Committee considers suggestions from Board members, management, stockholders and others.  From time to time, the Committee may retain a search firm to assist in identifying potential candidates and gathering information about the background and experience of such candidates.  The Committee will consider all proposed nominees, including stockholder nominees, in light of the qualifications discussed above and the assessed needs of the Board at the time.  For the 2009 Annual Meeting of Stockholders, the Corporate Governance Committee will consider nominees recommended by holders of Farmer Mac’s Voting Common Stock, who may submit recommendations by letter to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036, by January 31, 2009.

If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment(s) or postponement(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate.  The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his or her current position for the past five years unless otherwise noted.

Class A Nominees

Dennis L. Brack, 55, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Compensation Committee and as a member of the Credit Committee. Mr. Brack served as President and Chief Executive Officer of Bath State Bank, Bath, Indiana from 1988 to 2007.  He has remained as a director of Bath State Bank and is currently a director and Chairman of the Board of Bath State Bancorp, the holding company for the bank.  He became a member of the Board of Directors of Franklin County Community Foundation, Brookville, Indiana in 2007 and has served as a member of their Investment Committee since 1999.  He was a member of the Union County (Indiana) Foundation board of directors in 2003 and 2004.  Mr. Brack has recently worked on the steering committees for Comprehensive Plan Development in both Franklin and Union Counties, Indiana.  He was also a director of the Indiana Bankers Association from 1994 to 1996 and previously served a three-year term on the Purdue University Dean’s Advisory Council.

Dennis A. Everson, 57, has been a member of the Board of Directors of the Corporation since June 3, 2004 and serves as chairman of the Finance Committee and as a member of the Marketing Committee.  Mr. Everson has been President and Manager of the First Dakota National Bank Agri-business Division since 2002.  From 1984 until 2002, he was Vice President and Manager of the First Dakota National Bank Agri-business Division.  From 2000 until 2002, Mr. Everson was a member of the Federal Home Loan Bank Committee of the American Bankers Association.  During 1998, he served as Chairman of the Agricultural & Rural Bankers Committee of the American Bankers Association.

Mitchell A. Johnson, 66, has been a member of the Board of Directors of the Corporation since June 12, 1997 and is a member of the Compensation Committee and the Finance Committee.  Mr. Johnson is a private investor.  He is also a Trustee of the Advisors’ Inner Circle Funds, the Advisors’ Inner Circle Funds II, Bishop Street Funds and SEI Funds.  Mr. Johnson was President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association (“Sallie Mae”).  During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance.  He has been a trustee of Citizens Funds, Rushmore Funds and Diversified Funds.  Mr. Johnson also served as a director of Eldorado Bankshares, Inc., the holding company for Eldorado and Antelope Valley Banks.

Timothy F. Kenny, 46, has been a member of the Board of Directors of the Corporation since June 3, 2004 and serves as a member of the Audit Committee and the Corporate Governance Committee.  He is a Certified Public Accountant and has been Vice-President, Assistant General Auditor at the Federal Home Loan Mortgage Corporation, commonly known as “Freddie Mac,” since September 2007.  From 2001 to 2007, Mr. Kenny was a Managing Director with BearingPoint, Inc. (formerly KPMG Consulting, Inc.) in McLean, Virginia and was a member of the BearingPoint, Inc. 401(k) Plan Committee.  He joined KPMG LLP, the predecessor organization to KPMG Consulting, in 1986 and was a KPMG Audit Partner until the separation of KPMG Consulting from KPMG LLP in February 2001.  Mr. Kenny previously served on the Board of Directors of the Mortgage Bankers Association of Metropolitan Washington.

Charles E. Kruse, 63, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Marketing Committee and is a member of the Corporate Governance Committee.  Mr. Kruse has been a member of the Board of Directors of Central Bancompany since 2000.  He has served as President of the Missouri Farm Bureau since 1992 and has been a member of the American Farm Bureau Board of Directors, representing 12 midwestern State Farm Bureaus, since 1995.  Mr. Kruse has also served on the Commission on 21st Century Production Agriculture; the Agricultural Technical Advisory Committee for Trade in Grains, Feed, and Oilseeds; the President’s Council on Rural America; and the U.S. Trade Representative’s Intergovernmental Advisory Committee.

Class B Nominees

Ralph W. “Buddy” Cortese, 61, has been a member of the Board of Directors of the Corporation since June 5, 2003 and serves as chairman of the Credit Committee and is a member of the Corporate Governance Committee.  He is a farmer, rancher and cattle feeder from Fort Sumner, New Mexico.  Mr. Cortese has been a member of the board of directors of the Farm Credit Bank of Texas since 1995.  As a member of that board of directors, he served as vice chairman from 1998 to 2000 and has served as chairman since 2000.  Previously, Mr. Cortese was the chairman of the board of directors of the Production Credit Association of Eastern New Mexico (now Ag New Mexico, ACA) from 1987 to 1994, a member of the PCA Stockholders’ Advisory Committee from 1990 to 1994 and a member of the executive committee of the Tenth District Federation of PCAs from 1991 to 1994.  He has also been a member of the American Land Foundation Board since 2001.

Paul A. DeBriyn, 53, has been a member of the Board of Directors of the Corporation since June 1, 2000.  He serves as chairman of the Audit Committee and is a member of the Compensation Committee.  Mr. DeBriyn has served as President and Chief Executive Officer of AgStar Financial Services, ACA (and its predecessor, Farm Credit Services of Southern Minnesota) since 1995.  He was previously Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Michael A. Gerber, 49, has been a member of the Board of Directors of the Corporation since June 7, 2007 and serves as a member of the Finance Committee and the Marketing Committee.  He has served as President and Chief Executive Officer of Farm Credit of Western New York, ACA, located in Batavia, New York, since 1998.  Mr. Gerber also currently serves as a director and as chairman of the audit committee of Financial Partners, Inc., a service company owned by Farm Credit System associations.  Mr. Gerber also is a member of the Farm Credit System’s President’s Planning Committee and as a director of the Genesee County Economic Development Council.  Mr. Gerber was Executive Vice President of Farm Credit of Western New York from 1994 to 1998 and served as Credit Supervisor and Director of Financial Services for the former Farm Credit System Southern New England Association from 1992 to 1994.

Ernest M. Hodges, 60, has been a member of the Board of Directors of the Corporation since June 16, 2005 and is a member of the Credit Committee.  He has served as President and Chief Executive Officer of Sacramento Valley Farm Credit, ACA, in Woodland California since 1993.  Mr. Hodges was Chief Credit Officer of Sacramento Valley Farm Credit from 1991 to 1993 and served as an Examiner with the United States Office of the Comptroller of the Currency in 1991.  Mr. Hodges served in executive management positions with the Western Farm Credit Bank from 1982 to 1990, most recently as Senior Vice President.

John Dan Raines, 64, has been a member of the Board of Directors of the Corporation since June 18, 1992 and is a member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee.  He is the owner and operator of Raines Commercial Group, Inc., a general business corporation.  Since 1990, Mr. Raines has served as a member of the board of directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina).  He also has served since 1981 as a member of the board of directors of AgGeorgia Farm Credit, ACA, and its predecessor Farm Credit System institution.  From 1986 to 1990, Mr. Raines was a member of the board of directors of the South Atlantic Production Credit Association, and served as its chairman in 1989 and 1990.

Directors Appointed by the President of the United States

Julia Bartling, 49, has been a member of the Board of Directors of the Corporation since June 5, 2003.  She is a member of the Public Policy Committee and the Audit Committee.  Her appointment to the Board was confirmed by the United States Senate on June 3, 2003.  Ms. Bartling has been an elected member of the South Dakota House since January 1, 2001.  She also served as Auditor of Gregory County, South Dakota from 1983 through 2000.  Ms. Bartling and her spouse have owned and operated Bartling Feed, Grain & Trucking since 1977.

Fred L. Dailey, 62, has been a member of the Board of Directors of the Corporation and has served as its Chairman since August 16, 2002.  He also serves as chairman of the Corporate Governance Committee and is a member of the Compensation Committee and the Public Policy Committee.  His appointment to the Board was confirmed by the United States Senate on July 29, 2002.  Mr. Dailey served as the Director of the Ohio Department of Agriculture from 1991 until 2007, the longest serving Ag Director in the history of Ohio.  Prior to that time, he was the executive vice president of the Ohio Beef Council and executive secretary of the Ohio Cattlemen’s Association from 1982 to 1991 and served as the Director of the Indiana Division of Agriculture from 1975 to 1981.  Mr. Dailey is past President of the National Association of State Departments of Agriculture and is a recipient of the Honorary American Farmer degree from the FFA.  In 1998, he received the national “Outstanding State Agriculture Executive” award presented by the Biotechnology Industry Organization and was named “Man of the Year” by Progressive Farmer magazine in 1999.  Mr. Dailey resides on a working farm in Ohio where he raises Angus cattle.

Grace T. Daniel, 62, has been a member of the Board of Directors of the Corporation since August 17, 2002 and is a member of the Public Policy Committee and the Marketing Committee.  Her appointment to the Board was confirmed by the United States Senate on July 29, 2002.  Ms. Daniel served on the California Agricultural Labor Relations Board from 1997 to 1999.  She also served as the California Governor’s Chief Deputy Appointments Secretary from 1994 to 1997 and as Executive Director at the California Trade and Commerce Agency Office of Small Business from 1991 to 1994, where she was responsible for the State’s loan guarantee program.  From 2004 to 2007, Ms. Daniel served as Deputy Director of California Parks and Recreation under Governor Schwarzenegger.

Lowell L. Junkins, 64, has been a member of the Board of Directors of the Corporation since June 13, 1996 and Vice Chairman of the Board since December 5, 2002.  He serves as chairman of the Public Policy Committee and is a member of the Compensation Committee, the Corporate Governance Committee and the Finance Committee.  He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997 and was reconfirmed by the Senate on June 3, 2003.  Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa.  He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972.  From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986.

Glen O. Klippenstein, 70, has been a member of the Board of Directors of the Corporation since June 5, 2003 is a member of the Public Policy Committee and the Credit Committee.  His appointment to the Board was confirmed by the United States Senate on June 3, 2003.  Mr. Klippenstein has served as the Chief Executive Officer of the American Chianina Association since November 8, 2000.  Prior to 2000, he operated his family farm, engaged in cattle production. Mr. Klippenstein also served as a Missouri State Senator from 1993 to 1994.

In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.

Compensation of Directors

The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and committee meetings.  In addition, they are often called upon for their counsel between meeting dates.  For those services, each director receives the following compensation:  (a) an annual retainer of $20,000 ($26,500 for the chairman of the Audit Committee, $23,500 for the chairman of the Compensation Committee and $30,000 for the Chairman of the Board); (b) $1,000 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President of the Corporation, $1,000 per day, plus expenses, for certain other meetings and conferences with borrowers, lenders or other groups. The total cash compensation received by all members of the Board of Directors in 2007 was approximately $420,000.  Since June 13, 1997, each director has been granted options annually to purchase shares of Class C Non-Voting Common Stock under the Corporation’s 1997 Incentive Plan, with each such grant occurring on the date of each Annual Meeting of Stockholders and with the option price being determined as of such date.  The 6,000 options granted to each member of the Board of Directors in 2007 had a fair value of $54,9672 at the grant date.  The total compensation, cash and options received by all members of the Board of Directors in 2007 was approximately $1,231,055.
________________________
2 The fair value at grant date of options granted during 2007 has been estimated using the Black-Scholes option pricing model with the following assumptions:  a dividend yield of 1.4%; an expected volatility of 36.0%; a risk-free interest rate of 4.8%; and an expected life of 4 years.

The following table sets forth the compensation received by each Farmer Mac director in 2007:

Name	Fees Earned or Paid in Cash ($)[3]	Option Awards ($)[4,5,6]		Total ($)
Julia Bartling	25,396	39,743		65,139
Dennis Brack	27,501	39,743		67,244
Ralph Cortese	26,396	39,743		66,139
Fred Dailey	45,635	39,743		85,378
Grace Daniel	27,396	39,743		67,139
Paul DeBriyn	27,445	39,743		67,188
Dennis Everson	26,396	39,743		66,139
Michael A. Gerber	15,319	8,550		23,869
Ernest Hodges	26,396	34,270	[7]	60,666
Mitchell Johnson	22,396	39,743		62,139
Lowell Junkins	29,221	39,743		68,964
Timothy Kenny	27,221	39,743		66,964
Glen Klippenstein	26,396	39,743		66,139
Charles Kruse	25,221	39,743		64,964
John Dan Raines	28,221	39,743		67,964
______________________________
3 Includes amounts the following directors voluntarily used to purchase, at market value, newly issued Class C Common Stock in lieu of receiving some or all of their retainer in cash: Dennis Brack ($1,605); Paul DeBriyn ($12,076); Dennis Everson ($1,898); Michael A. Gerber ($3,146); Glen Klippenstein ($3,669); Timothy Kenny ($11,836); Charles Kruse ($12,340); and John Dan Raines ($4,412).
4 The valuation of the option awards follows SFAS 123(R) and was determined based on applying the assumptions used in Note 9 to the financial statements on page 122 of Farmer Mac’s Form 10-K filed on March 17, 2008.
5 For Mr. Gerber, the amount is the value of the portion of the 2007 option grant that vested in 2007 for compensation expense accrual purposes.  For all other directors, the amount is the sum of the values of the portions of the 2005, 2006, and 2007 option grants that vested in 2007 for compensation expense accrual purposes.  Although a portion of the 2007 option grants are treated as vested for compensation expense accrual purposes, these grants vest one-third on each of May 31, 2008, 2009 and 2010.
6 As of December 31, 2007, Mr. Gerber had outstanding options to purchase 6,000 shares of Farmer Mac Class C Non-Voting Common Stock; Messrs Kenny and Hodges (through options he assigned to his employer) each had outstanding options to purchase an aggregate of 12,000 shares of Farmer Mac Class C Non-Voting Common Stock; Ms. Bartling and Messrs. DeBriyn, Everson and Raines had outstanding options to purchase an aggregate of 14,000 shares of Farmer Mac Class C Non-Voting Common Stock; Messrs. Cortese and Klippenstein each had outstanding options to purchase an aggregate of 18,000 shares of Farmer Mac Class C Non-Voting Common Stock; Mr. Junkins had outstanding options to purchase an aggregate of 24,000 shares of Farmer Mac Class C Non-Voting Common Stock; Messrs. Dailey and Kruse each had outstanding options to purchase an aggregate of 28,000 shares of Farmer Mac Class C Non-Voting Common Stock; and Ms. Daniel and Messrs. Brack and Johnson each had outstanding options to purchase an aggregate of 30,000 shares of Farmer Mac Class C Non-Voting Common Stock.
7 Immediately upon grant of any options to him, Mr. Hodges assigns those options to his employer, Sacramento Valley Farm Credit, ACA, of which he is President and Chief Executive Officer.

Stock Ownership of Directors and Executive Officers

As of April 16, 2008, the members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation listed in the table below might be deemed to be “beneficial owners” of the indicated number of equity securities of the Corporation, as defined by the rules of the SEC.  The Corporation’s Voting Common Stock may be held only by banks, insurance companies and financial institutions and Farm Credit System institutions, and may not be held by individuals.  Accordingly, no executive officer owns, directly or indirectly, any shares of any class of the Corporation’s Voting Common Stock.  Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not, directly or indirectly, own Voting Common Stock of the Corporation.  There are no ownership restrictions on the Class C Non-Voting Common Stock.  For information about the beneficial owners of 5 percent or more of the Voting Common Stock of the Corporation, see “Principal Holders of Voting Common Stock.”

	Voting Common Stock		Non-Voting Common Stock[8]
	Class A or Class B	Percent of Class	Class C	Percent of Class
Timothy L. Buzby	—	—	99,086	1.19%
Nancy E. Corsiglia	—	—	327,739	3.93%
Henry D. Edelman	—	—	715,153	8.58%
Jerome G. Oslick	—	—	82,459	*
Tom D. Stenson	—	—	187,645	2.25%
Mary K. Waters	—	—	18,118	*
Julia Bartling	—	—	8,000	*
Dennis L. Brack	—	—	25,689	*
Ralph W. Cortese	—	—	12,713	*
Fred L. Dailey	—	—	22,000	*
Grace T. Daniel	—	—	24,233	*
Paul A. DeBriyn	—	—	11,143	*
Dennis A. Everson	—	—	8,258	*
Michael A. Gerber	—	—	2,293	*
Ernest M. Hodges	—	—	—	*
Mitchell A. Johnson	—	—	24,000	*
Lowell L. Junkins	—	—	18,000	*
Timothy F. Kenny	—	—	8,105	*
Glen O. Klippenstein	—	—	12,978	*
Charles E. Kruse	—	—	25,431	*
John Dan Raines	—	—	8,517	*
All directors and executive officers as a group (21 persons)	—	—	1,641,560	19.70%
_______________________
* Less than 1%.
8 Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows:  Mr. Edelman, 715,153 shares; Mr. Buzby, 99,086 shares; Ms. Corsiglia, 325,013 shares; Mr. Oslick, 82,459 shares; Mr. Stenson, 187,645 shares; Ms. Waters 18,118 shares; Mr. Gerber, 2,000 shares; Mr. Kenny, 6,000 shares;  Ms. Bartling and Messrs. DeBriyn, Everson and Raines, 8,000 shares each; Messrs. Cortese and Klippenstein, 12,000 shares each; Mr. Junkins, 18,000 shares; Messrs. Dailey and Kruse, 22,000 shares each; Ms. Daniel and Messrs. Brack and Johnson, 24,000 shares each; and all directors and executive officers as a group, 1,625,474 shares.

Director Independence

The Board of Directors has adopted a formal set of standards to form the basis for determinations of director independence required by NYSE rules.  To be considered “independent” for purposes of these standards, the Board must affirmatively determine that a director does not have a material relationship with Farmer Mac other than as a director of Farmer Mac.  The Board broadly considers all relevant facts and circumstances in making an independence determination, including the following criteria, among others, in determining whether a director lacks a material relationship and therefore is “independent”:

(a)	the director is not and has not been employed by the Corporation within the past three years;

(b)	the director has not received more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees, within the past three years;

(c)
the director is not and has not been for the past three years a significant advisor or consultant to the Corporation, and is not affiliated with a company or a firm that is (revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(d)
the director is not and has not been for the past three years a significant customer or supplier of the Corporation nor affiliated with a company or firm that is (revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(e)
the director is not and has not been for the past three years employed by or affiliated with an internal or external auditor of the company or firm that provided services to the Corporation within the past three years;

(f)	the director is not and has not been for the past three years employed by another company where any of the Corporation’s present executives serve on that company’s compensation committee;

(g)
the director is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or any person (other than household employees) who shares a residence with any person described by (a) through (f);

(h)
the director is not and has not been for the past three years affiliated with a tax-exempt entity that received significant contributions from the Corporation (revenue of the greater of 2% of the entity’s consolidated gross revenues or $1 million is considered significant); and

(i)	the director does not have any other relationships with the Corporation or the members of management of the Corporation that the Board has determined to be material not described in (a) through (h).

The criteria, which are included in Farmer Mac’s Corporate Governance Guidelines available on the Corporation’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section, meet all requirements for director independence contained in SEC and NYSE rules.

In April 2008, the Board considered all direct and indirect transactions and relationships between each director (either directly or as a partner, stockholder, officer or director of an entity that has a business relationship with Farmer Mac) and the Corporation and its management to determine whether any such transactions or relationships were inconsistent with a determination that the director is independent.  As a result of its review, the Board affirmatively determined that each of the current directors meets the criteria for director independence set forth above and, therefore, is independent.

In determining that each of the directors is independent, the Board considered that because financial institutions are required to own Voting Common Stock to participate in the Farmer Mac I program, transactions often occur in the ordinary course of business between the Corporation and companies or other entities at which some of Farmer Mac’s directors are or have been officers or directors.  In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of Messrs. Brack, Cortese, DeBriyn, Everson, Gerber, Hodges and Raines all transactions between Farmer Mac and the company where he serves as an executive officer or director, including sales of qualified loans and USDA-guaranteed portions and LTSPC and swap transactions and the annual amount of guarantee and commitment fees paid to Farmer Mac by that company and any servicing or other fees received by that company from Farmer Mac.  In each case, the transactions had terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac, and the amount paid to or received from each of these companies in each of the last three years did not exceed the 2% of total revenue threshold in the director independence criteria used to determine whether an entity affiliated with a director is a significant customer or supplier of the Corporation.  The Board determined that none of these relationships it considered impaired the independence of the named individuals.  For additional information about transactions between Farmer Mac and entities affiliated with directors, see Note 3 to Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2007.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, and will not be deemed to be incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Corporation specifically requests that such information be treated as soliciting material or specifically incorporates the report by reference into a document.

The Audit Committee reviewed and recommended reaffirmation of the Audit Committee Charter, which reaffirmation was approved by the full Board on February 7, 2008.  The complete text of the charter, which reflects standards set forth in SEC regulations and NYSE listing standards, is available on the Corporation’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section.  A print copy of the Audit Committee Charter is available free of charge upon written request to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.  The Audit Committee and the Board reviews and approves changes to the Audit Committee Charter annually.  The Board of Directors has determined that:  (1) all the directors who serve on the Audit Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards; and (2) Timothy F. Kenny, a member of the Audit Committee since June 3, 2004, is an “audit committee financial expert,” as defined in SEC rules.  However, Mr. Kenny is not an auditor or accountant for Farmer Mac, does not perform field work and is not an employee of Farmer Mac.  In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed to be an “expert” for purposes of the federal securities laws.  In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification, and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

Audit Committee Report for the Year Ended December 31, 2007

To Our Stockholders:

Management is primarily responsible for establishing and maintaining the financial public reporting process, including the system of internal accounting controls, and for the preparation of Farmer Mac’s consolidated financial statements in accordance with accounting principles generally accepted in the United States.  The Audit Committee, on behalf of the Board, monitors Farmer Mac’s financial reporting processes and systems of internal accounting control, the independence and performance of the independent auditors and the performance of the internal audit function.  The Corporation’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting.  In addition, the independent auditors will express their own opinion on the effectiveness of Farmer Mac’s internal control over financial reporting.

Management has represented to the Audit Committee that Farmer Mac’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee reviewed and discussed Farmer Mac’s audited consolidated financial statements with both management and the Corporation’s independent auditors prior to their issuance.  The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors pursuant to rules and regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and the standards established by the American Institute of Certified Public Accountants, including matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Corporation’s independent auditors, the Audit Committee, among other things, received from Deloitte & Touche LLP the written disclosures as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management.  The Audit Committee has reviewed and pre-approved the audit fees of the independent auditors.  It also has approved non-audit services and reviewed fees for such services to assure compliance with applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations to assure compliance with the auditor independence requirements that prohibit independent auditors from performing specified services that might impair their independence as well as compliance with Farmer Mac’s and the Audit Committee’s policies.

The Audit Committee discussed with Farmer Mac’s independent auditors the overall scope of and plans for its audit.  Finally, the Audit Committee continued to monitor the scope and adequacy of the Corporation’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

In reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation’s audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission, as filed on March 17, 2008.

Audit Committee

Paul A. DeBriyn, Chairman	Timothy F. Kenny
Julia Bartling	John Dan Raines

Executive Officers

The following table sets forth the names and ages of the current executive officers of Farmer Mac, the principal positions held with the Corporation by such executive officers, and the officers’ experience prior to joining the Corporation.

Name	Age	Capacity in which Served and Five-Year History

Henry D. Edelman	59
President and Chief Executive Officer of the Corporation since June 1, 1989.  From November 1986 until he joined Farmer Mac, Mr. Edelman was First Vice President for Federal Government Finance of PaineWebber Incorporated, New York, New York.  Previously, Mr. Edelman was Vice President for Government Finance at Citibank N.A., New York, New York and Director of Financing, Investments and Capital Planning at General Motors Corporation in New York, New York, where he served in various capacities on the Legal Staff and Financial Staff for ten years.

Nancy E. Corsiglia	52
Executive Vice President since June 7, 2007, Treasurer since December 8, 1989 and Chief Financial Officer since May 13, 1993.  From June 1, 2000 until June 7, 2007 when she was appointed Executive Vice President, Ms. Corsiglia was Vice President – Finance and from December 8, 1989 until June 1, 2000 she was Vice President – Business Development.  From 1988 until she joined Farmer Mac, Ms. Corsiglia was Vice President for Federal Government Finance at PaineWebber Incorporated, New York, New York.  From 1984 to 1988, she served as a Senior Financial Analyst and a Manager on the Financial Staff of General Motors Corporation, New York, New York.

Tom D. Stenson	57
Executive Vice President and Chief Operating Officer since June 7, 2007.  From August 7, 1997 until June 7, 2007, Mr. Stenson was Vice President – Agricultural Finance and from November 1996 until August 7, 1997, he was Director – Agricultural Finance of the Corporation.  From 1993 until joining Farmer Mac in 1996, he was Vice President – Agribusiness for ValliWide Bank, a “super-community” bank in the San Joaquin Valley of California.

Timothy L. Buzby	39
Vice President – Controller since June 5, 2003.  From July 1997 until he joined Farmer Mac as Controller in December 2000, Mr. Buzby, a certified public accountant since 1992, was Chief Financial Officer for George Mason Mortgage Corporation, a regional residential mortgage lender, from March 2000 to December 2000 and for Mortgage Edge Corporation, a national mortgage lender, from July 1997 to February 2000.  Prior to July 1997, Mr. Buzby was a Manager on the Mortgage Consulting Staff of KPMG Peat Marwick, LLP.

Jerome G. Oslick	61
Vice President – General Counsel and Corporate Secretary since February 1, 2000.  From 1987 until he joined Farmer Mac as Assistant General Counsel in February 1994, Mr. Oslick was an associate in the Washington, D.C. office of the New York-based law firm of Brown & Wood.  From 1970 to 1987, he was an attorney and branch chief in the Office of General Counsel, United States Department of Agriculture.

Mary K. Waters	49
Vice President – Corporate Relations since June 16, 2005.  From May 2001 until April 2005, Ms. Waters was Assistant Secretary, Congressional Relations at the United States Department of Agriculture.  From 1986 until her nomination to the position at USDA in 2001, Ms. Waters served as Senior Director and Legislative Counsel for ConAgra Foods.

Executive Compensation Governance

The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, incentive plans and other compensation of directors and officers of the Corporation.  The current members of the Compensation Committee are Messrs. Dailey, DeBriyn, Johnson, Junkins, Raines and Brack (chairman).  No member of Farmer Mac’s Compensation Committee is or has been an officer or employee of the Corporation.  As described in more detail in “Director Independence,” the Board has determined that all members of the Compensation Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards.

The Compensation Committee reviewed and recommended reaffirmation of the Compensation Committee Charter, which reaffirmation was approved by the full Board on February 7, 2008.  The complete text of the charter, which reflects standards set forth in SEC and NYSE rules, is available on the Corporation’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section.  A print copy of the Compensation Committee Charter is available free of charge upon written request to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

The Committee makes recommendations to the Board of Directors as to the actual levels of compensation to be awarded.  The chief executive officer is not present, nor is any other named executive officer, during deliberations on his or her compensation by the Committee or the Board.  The compensation of all other named executive officers is determined by the Committee after consultation with the chief executive officer and is based primarily upon the evaluation of their performance during the business plan year as determined by the chief executive officer assisted by the compensation consultant, and as revised in consultation with the Committee.  The Compensation Committee does not delegate any of its authority to other persons.

During 2007, the Committee engaged Hewitt Associates (“Hewitt”) as its independent compensation consultant. Hewitt was accountable to and reported directly to the Committee. The Committee asked Hewitt to provide (1) market data on executive and director compensation using a mutually agreed upon methodology, (2) tally sheets for the Chief Executive Officer and Chief Financial Officer positions, and (3) trends information.  Hewitt also assisted with the development of the Omnibus Incentive Compensation Plan and the drafting of the executive compensation sections of this proxy statement.  The Committee met with Hewitt during the year, both in general committee session and in executive session without management present.

— Compensation Discussion and Analysis

General Compensation Goals and Pay Elements

Farmer Mac’s general compensation and benefits goals are to operate a compensation program that will attract and retain talented and dedicated employees and motivate them to act in our best interests.  To accomplish those goals, the compensation program is designed to reward the execution of strategies that:

•	accomplish our Congressional mission as measured by increases in business volume and net income (adjusted for non-economic accounting conventions);
•	maintain and enhance effective internal controls; and
•	enhance stockholder value.

The compensation program is designed to:

•	attract, retain and motivate highly qualified executive officers;
•	pay for performance by linking a significant amount of compensation to an executive’s overall individual contribution to our growth and to the achievement of pre-established performance goals; and
•	align the interests of executive officers with the interests of stockholders.

Executive compensation at Farmer Mac is designed to provide further that the levels and proportions of salary, annual cash incentive awards and long-term incentive award values are consistent with the value and effectiveness of the named executive officers’ execution of Board-approved strategies, with due consideration given to the competitive market.

The total compensation package for named executive officers consists of the following elements, provided with a view to offering a balanced compensation package:

•	base salary;
•	annual cash incentive pay;
•	long-term non-cash incentive pay; and
•	retirement and other benefits, most of which are similarly provided to all other full-time employees.

Benchmarking, Peer Groups and Market Posture

Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding.

From the outset, Farmer Mac’s Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac’s mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the tasks necessary to develop and operate a secondary market for agricultural mortgage loans where none had previously existed, and to persevere in their efforts through what would include difficult and uncertain years.  The Board believes this approach continues to be sound, as Farmer Mac must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac’s expanding and increasingly complex operations.

Accordingly, the Board and the Committee have undertaken to compensate Farmer Mac’s named executive officers in a manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities.  The outcome intended is that compensation opportunities for named executive officers should be comparable to those received by persons with similar qualifications and experience, but not necessarily the same position and title, at similar companies.

Farmer Mac’s charter, particularly as revised in 1996, casts it in the mold of the other mortgage loan secondary market government-sponsored enterprises (“GSEs”), Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which have established a mature secondary market for housing mortgages.  A third reference point has been SLM Corporation (“Sallie Mae”), a company that began as a government-sponsored enterprise.  The Committee has viewed these three GSEs as the appropriate peer group (the “Peer Group Companies”) for base salary purposes.  Due to the large size of the Peer Group Companies relative to Farmer Mac, the positions considered comparable to them are one level lower than the similar Farmer Mac position.  For instance, for purposes of determining market base salaries, Farmer Mac’s chief executive officer position is considered comparable to a Business Unit Chief Executive or corporate Chief Financial Officer at the Peer Group Companies.

No GSE data tends to be available for Mr. Stenson’s position.  Instead, in 2007 proxy data and published survey data (from Wm. M. Mercer and Executive Compensation Services surveys) was used for comparable positions from comparably sized commercial banks and financial institutions to develop the base salary market data for that position.

Target short-term incentive opportunity and long-term incentive opportunity for each named executive officer were set at or near the median opportunity applying to similar base salaries at complex financial organizations.  This data is developed by the Committee’s consultant by base salary level and expressed as a percent of base salary. In 2007, the group of companies (the “Financial Services Companies”) whose data was available for this analysis encompassed 141 financial services companies in a wide size range, with revenues ranging from under $1 billion to greater than $100 billion.  While the Financial Services Companies varied widely from Farmer Mac in size, the use of base salary level as the determinant of incentive opportunity had the impact of neutralizing company size.

By using this methodology, our compensation program in effect targets pay at the size-adjusted 50th percentile for each component.  The designs of the incentive programs then ensure significantly greater potential compensation for performance significantly above defined levels and lower compensation for performance below defined levels.  This methodology is intended to ensure that the Corporation’s compensation structure is sufficiently competitive to attract and retain highly qualified executives and tie their ultimate pay to Farmer Mac’s performance.

Market Posture and How Amounts Were Determined

Each component of pay was determined primarily based on market data, with consideration also given to individual performance and potential, and succession planning considerations.

Component of Pay		Practice
Base salary	•
In total, base salaries for named executive officers prior to 2007 adjustments were within 1% of market, and each Farmer Mac named executive officer’s base salary was within 10% of the applicable market figure.

	•	Base salary increases for 2007 for the named executive officers were 3.8% except for Mr. Stenson, who received a 13.8% increase due to his promotion to Chief Operating Officer.
Annual cash incentive	•	In total, 2007 target bonuses were within 2% of the applicable market and each Farmer Mac named executive officer’s 2007 target bonus percent was within 15% of the applicable market.
	•	No increases to target bonus percents were made in 2007.
Stock option grants	•	Farmer Mac named executive officer 2007 stock option grants as a percent of base salary varied with respect to market; in the aggregate, grants were within 3% of market.
	•	No increases to long-term incentive opportunities (expressed as a percent of base salary) were made in 2007.
Mix of Total Compensation	•
The mix of 2007 total compensation was determined primarily by the previously described market mix of the elements above for each position. No particular mix of pay was targeted beyond that which the market data suggested.

Compensation Elements

The purpose of each element of the pay program is discussed in more detail below.

Base Salary.  Base salary is paid to provide current and prospective executives with a predictable core amount of compensation, regardless of our financial results, so long as they perform their duties in a competent, professional manner.  This element is set at a level that, by itself, would provide executives with a level of financial security commensurate with the competitive market, but not at a level expected to be adequate alone to retain executives or motivate outstanding performance.

Base salary is reviewed annually by the Committee each June, at the end of the July-through-June business plan year, as well as at the time of executive promotions or other changes in responsibilities.  Increases in salary normally take effect on July 1, and did so in 2007.

The Committee determines the base salary for the chief executive officer and recommends to the Board the base salary for each of the other named executive officers based on an evaluation of each executive’s performance, experience, level of responsibilities, level of base salary and peer group market data provided by the Committee’s consultant.  For each named executive officer other than the president and chief executive officer, the Committee bases its determinations on recommendations of the chief executive officer in addition to the factors listed in the previous sentence.

Annual Cash Incentive Pay.  Annual cash incentive pay is provided as a means of motivating and rewarding outstanding performance by an executive against his or her short-term goals, typically those slated for accomplishment in the current year of the business plan.

For the July 2006 through June 2007 planning year, each individual whose individual performance was rated 60% or higher earned varying percentages of his or her annual cash incentive pay targeted bonus, determined formulaically pursuant to the table set forth below.  Farmer Mac reached or exceeded all of the targets set forth in the “Maximum” column with respect to corporate performance measures during the 2006-07 year.  Accordingly, Annual Cash Incentive Pay for the named executive officers was awarded based on the 200% target level with respect to the 70% weight related to the achievement of corporate performance measures.

In measuring performance against defined levels based upon business plan objectives and results, the Committee makes comparisons to performance criteria established by the Board and management in the business plan.  Individual performance (total 30% weight) is assessed in three categories:

•
Accountabilities – How well the incumbent performed the principal day-to-day accountabilities of the position.  All officers are responsible for maintaining appropriate internal controls in their areas.

•	Problem Handling – How well the incumbent handled or responded to problems and unplanned or changed assignments, projects, conditions and other similar situations.

•	Managerial Skills – An assessment of managerial skills, including forecasting, budgeting, establishing and implementing appropriate polices and procedures, interaction, teamwork and communication.

Measure	Weight	Threshold (Pays 50%)	Target (Pays 100%)	Maximum (Pays 200%)
Earnings before FAS 133, FAS 123R, loan losses and yield maintenance	28%	$13.9 million (75% of Business Plan)	$18.5 million (100% of Business Plan)	$21.5 million (115% of Business Plan)
New total mission volume	28%	$1.0 billion (80% of Business Plan)	$1.25 billion (100 % of Business Plan)	$2.25 billion (180% of Business Plan)
Delinquency rate and net charge-offs	14%	<1.5% 90-day delinquencies Charge-offs = 200% of Business Plan	<1% 90-day delinquencies Charge-offs = 100% of Business Plan	<0.6% 90-day delinquencies Charge-offs = 50% of Business Plan
Individual rating	30%	Rating of 60%	Rating of 80%	Rating of 100%
Total	100%

For the 2007-08 year, each individual whose individual performance is rated 60% or higher will earn varying percentages of his or her targeted bonus, determined formulaically pursuant to the following table, with higher goals than those for the 2006-07 year:

Measure	Weight	Threshold (Pays 50%)	Target (Pays 100%)	Maximum (Pays 200%)
Earnings before FAS 133, FAS 123R, loan losses and yield maintenance	28%	75% of Business Plan	100% of Business Plan	140% of Business Plan
New total mission volume	28%	75% of Business Plan	100% of Business Plan	195% of Business Plan
Delinquency rate and net charge-offs	14%	<1.0% 90-day delinquencies; Charge-offs = 200% of Business Plan	<0.6% 90-day delinquencies; Charge-offs = 100% of Business Plan	<0.3% 90-day delinquencies; Charge-offs = 0
Individual rating	30%	Rating of 60%	Rating of 80%	Rating of 100%
Total	100%

In both years, performance between any two of the target points is interpolated on a straight-line basis.  The Board retains discretion to award no annual cash incentive pay in appropriate circumstances regardless of the achievement of corporate performance targets.

Long-Term Incentive Pay.  Long-term incentive pay, in the form of at-the-market options on Class C Non-Voting Common Stock, is provided as a means of paying for performance and aligning the interests of executive officers with the interests of stockholders.  Market-level grants also serve to retain executives in our employ over the longer term.

Option awards are made at the Board meeting held in conjunction with the annual meeting of stockholders, and the exercise price is the closing price on the date of award. The number of options granted in 2007 was initially calculated for each named executive officer as base salary multiplied by the long-term incentive guideline (expressed as a percent of base salary), divided by the value of a single option. The value of a single option was calculated as the 90-day average stock price preceding the date of grant times the calculated Black-Scholes value of an option as a percent of stock price determined by the Committee’s independent consultant.  However, the number of options actually granted was reduced for each executive to take into account the number of shares available in the share pool.  Options vest one-third per year commencing one year from the grant date.

The purpose of Farmer Mac’s stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel.  The use of stock options is an attempt to align more closely the long-term interests of employees and directors with those of Farmer Mac’s stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac.  Farmer Mac’s stock option plans are administered by the Compensation Committee of the Board.  Because individuals are prohibited by law from owning shares of Farmer Mac’s Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans.  Under the plans, the option price is required to be paid in cash, and no option holder has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued upon exercise of the option.

Option awards are made at the Board meeting held in conjunction with the annual meeting of stockholders and the exercise price is the closing price on the date of award. The number of options granted in 2007 was a function of the market data, the 90-day average stock price preceding the date of grant, and the calculated Black-Scholes value of a single option as a percent of stock price.  Options vest one-third per year commencing one year from the grant date.

Retirement Plans.  Farmer Mac provides retirement benefits for all employees through a Money Purchase Plan, pursuant to which the Corporation annually contributes 13.2% of each employee’s base compensation up to the Social Security wage base (which in 2007 was $97,500), and 18.9% of each employee’s base compensation above the Social Security wage base, up to the compensation limit set by the Internal Revenue Service, which in 2007 was $225,000.  Farmer Mac also offers a 401(k) plan to which employees may make retirement contributions, but to which the Corporation makes no contributions.  Farmer Mac does not maintain any supplemental retirement plan for executives.

Other Benefits.  The Corporation contractually provides a term life insurance policy with a face amount approximately equal to two years’ base compensation for the chief executive officer and one year’s base compensation for each of the other named executive officers, as well as long-term disability insurance.  Named executive officers also participate in Farmer Mac’s other benefit plans on the same terms as other employees.  These plans include medical and dental insurance and a $50,000 group term life insurance policy.

Payments in Connection with a Change-in-Control

Farmer Mac’s Congressional charter is written in a way that substantially precludes any change-in-control through voting rights associated with its Class A and B voting common stock.  Accordingly, no provision is made for payments to named executive officers in connection with any change-in-control.

Post-Employment Compensation

Mr. Edelman and Ms. Corsiglia have employment contracts that provide severance pay should they be terminated involuntarily not for cause, die or become disabled.  These provisions recognize the regulatory and political environment in which Farmer Mac operates, with consequent job insecurity.

The severance amount is the lesser of (a) two times base salary or (b) base salary paid through the contract termination date (July 1, 2012 in the case of Mr. Edelman and July 1, 2011 in the case of Ms. Corsiglia).  Upon disability, severance would be reduced by any disability payments already received.  Noncompete and nonsolicitation provisions apply.

Impact of Accounting and Tax Treatments on Compensation Awards

Farmer Mac has not historically taken into consideration the impact of accounting and tax treatments of compensation to named executive officers in determining their compensation.  Farmer Mac’s compensation program does, however, discount the impact of FAS 133 and FAS 123R in the determination of income for compensation purposes.

Farmer Mac’s Policies Regarding Stock Ownership and Trading

Farmer Mac has no policies that require a particular level of stock ownership by named executive officers.  Farmer Mac has a policy on insider trading by all employees, including named executive officers, that requires compliance with securities laws and Farmer Mac policies on insider trading (including “windows” for sale of stock and the adoption of Rule 10b5-1 plans) and prohibits trading in options on Farmer Mac securities.

— Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of Farmer Mac’s documents with respect to the offer or sale of securities (“Offering Circulars”) or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, the Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and will not otherwise be deemed to have been or to be filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained herein with management, and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and annual report.

Compensation Committee

Dennis L. Brack, Chairman	Fred L. Dailey
Paul A. DeBriyn	Mitchell A. Johnson
Lowell Junkins	John Dan Raines

— Compensation Committee Interlocks and Insider Participation

Directors Brack, Dailey, DeBriyn, Johnson, Junkins and Raines comprise our Compensation Committee.  None of these directors is, or has been, a Farmer Mac officer or employee, and none had any relationship requiring disclosure by Farmer Mac as a “related person transaction” under SEC rules.  None of Farmer Mac’s executive officers serve, or have served, as a member of the Board or the Compensation Committee or as a director of another entity.

— Compensation of Executive Officers

Summary Compensation Table

The following table sets forth certain information with respect to the compensation awarded to, earned by, or paid to Farmer Mac’s chief executive officer, chief financial officer and each of Farmer Mac’s three other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended December 31, 2007.

Name	Fiscal Year	Salary	Option Awards[9]	Non-Equity Incentive Compensation	All Other Compensation[10]	Total
Henry D. Edelman	2007	$550,622	$1,243,013	$896,180	$78,649	$2,768,464
President & CEO	2006	526,174	787,940	410,605	69,419	1,794,138

Nancy E. Corsiglia	2007	353,229	588,579	415,211	52,109	1,409,128
Executive Vice President – CFO	2006	337,545	382,978	192,376	50,960	963,859

Tom D. Stenson	2007	303,434	443,942	318,875	64,702	1,130,953
Executive Vice President – COO	2006	276,350	274,884	146,999	58,852	757,085

Timothy L. Buzby	2007	243,358	235,612	193,225	66,561	738,756
Vice President –Controller	2006	232,224	150,371	91,757	65,024	539,376

Jerome G. Oslick	2007	267,313	97,245	100,603	65,202	530,363
Vice President – General Counsel	2006	260,066	18,865	21,646	64,542	365,119

_____________________
9 The valuation of the option awards for fiscal years 2007 and 2006 follows SFAS 123(R) (without any reduction for risk of forfeiture), and were determined based on applying the assumptions used in Note 9 to the financial statements on page 122 of Farmer Mac’s Form 10-K filed on March 17, 2008.

10 Includes contributions to the Corporation’s defined contribution pension plan in the amount of $36,968 for 2007 and $36,211 for 2006 on behalf of each of the named executive officers, as well as health, disability and life insurance premium payments paid on behalf of each of the named executive officers.  See “Employment Agreements.”

Grants of Plan-Based Awards Table

The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 2007:  (1) the grant date of options granted during 2007; (2) the number of shares of Class C Non-Voting Common Stock underlying options granted during 2007; (3) the exercise price of such options; and (4) the grant date fair value of such options under the Black-Scholes option pricing model.

Name	Grant Date	Number of Securities Underlying Options[11] (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards[12]
Henry D. Edelman	June 7, 2007	149,778	$29.33	$1,585,420
Nancy E. Corsiglia	June 7, 2007	69,661	29.33	737,371
Tom D. Stenson	June 7, 2007	56,058	29.33	593,382
Timothy L. Buzby	June 7, 2007	28,134	29.33	297,802
Jerome G. Oslick	June 7, 2007	18,178	29.33	192,910

___________________
11 Options granted in 2007 expire 10 years from the grant date and are exercisable in installments:  one-third vests on each of May 31, 2008, May 31, 2009 and May 31, 2010, except that those granted to Mr. Oslick vest one-half on each of May 31, 2008 and May 31, 2009.

12 The fair value at grant date of options granted during 2007 has been estimated using the Black-Scholes option pricing model with the following assumptions:  a dividend yield of 1.4%; an expected volatility of 36.0%; a risk-free interest rate of 4.8%; and an expected life of 7 years, resulting in a per share value of approximately $10.59.

Outstanding Option Awards at Year End

The following table sets forth certain information relating to stock options previously granted to the named executive officers as of December 31, 2007.

Name	Number of Shares Underlying Unexercised Options # Exercisable	Number of Shares Underlying Unexercised Options # Unexercisable[13]	Option Exercise Price	Option Expiration Date
Henry D. Edelman	103,686	—	$22.0833	6/3/2009
	90,387	—	31.2400	6/7/2011
	84,866	—	29.1000	6/6/2012
	120,111	—	22.4000	6/5/2013
	33,255	—	19.8600	8/11/2014
	101,365	50,683	20.6100	6/16/2015
	40,437	80,875	26.3600	6/1/2016
	—	149,778	29.3300	6/7/2017

Nancy E. Corsiglia	33,378	—	22.0833	6/3/2009
	40,220	—	31.2400	6/7/2011
	35,769	—	29.1000	6/6/2012
	50,356	—	22.4000	6/5/2013
	32,505	—	19.8600	8/11/2014
	47,686	23,843	20.6100	6/16/2015
	19,018	38,037	26.3600	6/1/2016
	—	69,661	29.3300	6/7/2017

Tom D. Stenson	26,951	—	31.2400	6/7/2011
	25,901	—	29.1000	6/6/2012
	35,970	—	19.8600	8/11/2014
	34,604	17,303	20.6100	6/16/2015
	14,115	28,230	26.3600	6/1/2016
	—	56,058	29.3300	6/7/2017

____________________________
13 Unexercisable options that expire in 2015 vest May 31, 2008; unexercisable options that expire in 2016 vest one-half on each of May 31, 2008 and 2009; unexercisable options that expire in 2017 vest one-third on each of May 31, 2008, 2009 and 2010.

Name	Number of Shares Underlying Unexercised Options # Exercisable	Number of Shares Underlying Unexercised Options # Unexercisable[14]	Option Exercise Price	Option Expiration Date
Timothy L. Buzby	4,627	—	31.0200	6/13/2011
	13,975	—	29.1000	6/6/2012
	14,023	—	22.4000	6/5/2013
	12,916	—	19.8600	8/11/2014
	19,203	9,602	20.6100	6/16/2015
	7,681	15,362	26.3600	6/1/2016
	—	28,134	29.3300	6/7/2017

Jerome G. Oslick	22,483	—	31.2400	6/7/2011
	18,410	—	29.1000	6/6/2012
	25,750	—	22.4000	6/5/2013
	3,363	6,728	26.3600	6/1/2016
	—	18,178	29.3300	6/7/2017

Option Exercises

The following table sets forth certain information relating to stock options exercised during 2007 by the named executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Henry D. Edelman	141,543	$1,727,084
Nancy E. Corsiglia	47,750	586,918
Tom D. Stenson	35,852	268,890
Timothy L. Buzby	16,470	128,743
Jerome G. Oslick	—	—
______________________________
14 Unexercisable options that expire in 2015 vest May 31, 2008; unexercisable options that expire in 2016 vest one-half on each of May 31, 2008 and 2009; unexercisable options that expire in 2017 vest one-third on each of May 31, 2008, 2009 and 2010, except that Mr. Oslick’s unexercisable options that expire in 2017 vest one-half on each of May 31, 2008 and May 31, 2009.

Equity Compensation Plans

The following table sets forth certain information relating to compensation plans under which equity securities are authorized to be issued as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options (per share)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by stockholders	2,218,199	$25.48	4,001

1997 Plan.  In 1997, the Board adopted the 1997 Incentive Plan (the “1997 Plan”), a broad-based option plan for directors, officers and non-officer employees.  The 1997 Plan, as amended, provides for the issuance of a maximum of 3,750,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the grant date, with a term of not more than ten years from such date.  The plan provides for the automatic annual grant to directors of five-year options to purchase 6,000 (split-adjusted) shares of Class C Non-Voting Common Stock, with each grant to occur on the day of the annual meeting (including the Meeting), with the option price to be determined as of such day.  Through 2003, options granted under the 1997 Plan vested one-third on the date of grant, one-third the following year and one-third the second following year.  Beginning in 2004, options granted under the 1997 Plan generally vest one-third in each of the first three years following the date of option grant.  The Board and management have determined that granting options to qualified non-officer employees would promote a sense of corporate ownership in the best interest of the Corporation.  Accordingly, the 1997 Plan permits the grant of options to all employees (not just officers) based on their annual evaluations and to newly-hired employees.

If an option holder’s employment with Farmer Mac terminates for any reason, including by reason of retirement, the option holder’s rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination (one year in the case of death or disability).  Upon a termination for “cause,” the options expire immediately.  Following the termination of a director’s service, vested options will remain exercisable until the earlier of the option expiration date or two years following termination.  The 1997 Plan also provides for accelerated vesting of unvested options in the event of an option holder’s death or disability.

As of December 31, 2007, options covering 3,745,999 shares (net of cancellations) have been granted under the 1997 Plan, of which 2,218,199 remain outstanding.  As of December 31, 2007, 4,001 shares of Class C Non-Voting Common Stock remained available for future issuance of option grants under the 1997 Plan, excluding the shares underlying outstanding options.  Options granted under the 1997 Plan during 2007 have exercise prices ranging from $27.77 to $32.77 per share.

Potential Payments upon Termination (Employment Agreements with Officers)

The Corporation has entered into employment agreements (the “Agreements”) with the members of senior management (for purposes of this section, the “officers”), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation’s ultimate financial exposure.  Significant terms of the Agreements address each officer’s scope of authority and employment, base salary and incentive compensation (shown as “bonus” in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment.  Although the Agreements generally expire on dates approximately three to four years from the present,15 the Corporation’s exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of each Agreement.

Under the Agreements, the officers are entitled to a base salary and discretionary incentive compensation.  Base compensation for all officers is paid bi-weekly over the course of each year.  The current base salaries for the named executive officers who, as of April 21, 2008, are:  Mr. Edelman, $558,700; Ms. Corsiglia, $358,411; Mr. Buzby, $246,928; Mr. Oslick, $271,235; and Mr. Stenson, $321,702.  Awards of incentive compensation are considered annually at the end of the business planning year and are determined and payable under the circumstances discussed above in “Compensation Discussion and Analysis.”

The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health insurance, dental insurance and life insurance, which with respect to disability and life insurance, are above the levels provided to employees generally.  See the Summary Compensation Table for information on other benefits extended to the named executive officers.

The Agreements also provide that an officer’s employment may be terminated “without cause” upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years.  If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of the final date of dissolution or one and one-half years following the effective date of the dissolution.  Upon termination of employment due to an officer’s death or disability, the officer will generally be entitled to benefits on the same basis as “without cause”; however, the Corporation’s obligations in such instances are substantially covered by insurance.  The Agreements may be terminated by Farmer Mac for cause, in which event the officer will be paid only accrued compensation to the date of termination.
_________________________
15 The Agreements with the named executive officers expire on July 1 of the following years:  Henry D. Edelman, 2012; Timothy L. Buzby, Nancy E. Corsiglia and Tom D. Stenson, 2011.

The following table shows the total that would be payable to the named executive officers in the event of a termination without cause.

Name	Termination Payment
Henry D. Edelman	$1,127,243.13
Nancy E. Corsiglia	726,995.77
Tom D. Stenson	597,471.04
Timothy L. Buzby	507,702.99
Jerome G. Oslick	N/A

— Certain Relationships and Related Person Transactions

Review of Related Person Transactions

The Board of Directors has adopted a written Related Person Transactions Approval Policy that is administered by the Corporate Governance Committee.  This policy applies to any transaction or series of transactions in which Farmer Mac is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest.  The policy requires each director or executive officer involved in such a transaction to notify the General Counsel of each such transaction.  Farmer Mac reviews all relationships and transactions in which the Corporation and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  The Corporation’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions.  Under the policy, the General Counsel will determine whether a transaction meets the requirements of a “related person transaction” requiring review by the Corporate Governance Committee.  Transactions that fall within this definition will be referred to the Committee for approval, ratification or other action.  Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of the Corporation.  If the Corporation becomes aware of an existing related persons transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee, which will then evaluate all options available, including ratification, revision or termination of the transaction.  A related person transaction entered into without the Committee’s pre-approval will not violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.  Transactions that are determined to be directly or indirectly material to Farmer Mac or a related person are disclosed in the Corporation’s proxy statement as required under SEC rules.

Transactions with Related Persons in 2007

From time to time, Farmer Mac purchases or commits to purchase qualified loans and USDA-guaranteed portions from, or enters into other business relationships with, institutions that own five percent or more of a class of Farmer Mac’s Voting Common Stock or that have an officer or director who is also a member of Farmer Mac’s Board of Directors.  These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.  Although Farmer Mac entered into transactions with related persons in 2007, it was determined that none of those transactions resulted in a related person having a direct or indirect material interest that would require disclosure as a “related person transaction” under SEC rules.  For additional information about transactions between Farmer Mac and related persons, see Note 3 to Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2007.

Item No. 2:  Selection of Independent Auditors

The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation’s independent auditors “annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting.”  In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls.  The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation’s financial statements.  During the fiscal year ended December 31, 2007, the Audit Committee, which is composed of Messrs. DeBriyn (Chairman), Kenny and Raines and Ms. Bartling, met ten times.

In accordance with the By-Laws, the Audit Committee has unanimously selected and recommended to the stockholders Deloitte & Touche LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2008.  This proposal is put before the stockholders as provided in the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of independent auditors.  The ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to be voted.

Representatives of Deloitte & Touche LLP are expected to attend the Meeting.  They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders present at the Meeting.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2008. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation’s Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Audit Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $1,490,536 and $1,363,215 for professional services rendered for the audit of Farmer Mac’s annual financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and the reviews of the financial statements included in Farmer Mac’s quarterly reports on Form 10-Q for 2007 and 2006, respectively.

Audit-Related Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $41,013 and $595,224 for the issuance of comfort letters, various accounting consultations and other technical issues for assurance and related services that were reasonably related to the performance of the audit of Farmer Mac’s annual financial statements and the reviews of the financial statements included in Farmer Mac’s quarterly reports on Form 10-Q in 2007 and 2006, respectively, and are not reported in “Audit Fees.”  Of the billed fees for 2006, $512,967 were fees related to Farmer Mac’s restatement of its financial statements on Form 10-K/A as of December 31, 2005, Form 10-Q/A as of March 31, 2006 and Form 10-Q/A as of June 30, 2006.

Tax Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $168,453 and $38,500 for professional services rendered for tax compliance, tax advice and tax planning for 2007 and 2006, respectively.  Of the billed fees for 2007, $119,973 were fees related to Farmer Mac’s adoption of FIN 48 as of January 1, 2007.  All other fees were for the preparation of Farmer Mac’s federal tax returns.

All Other Fees

Deloitte & Touche LLP did not bill Farmer Mac for any other fees in 2007 or 2006 other than the audit and review fees, audit-related fees and tax fees referred to above.

Audit Committee Pre-Approval Policies

Pursuant to the Audit Committee Charter and consistent with SEC policies regarding auditor independence, the Audit Committee considers and pre-approves, as appropriate, all auditing and permissible non-auditing services provided Farmer Mac’s independent auditor prior to the engagement of the independent auditors with respect to such services.  One hundred percent of the services provided by Deloitte & Touche LLP in 2006 and 2007 were pre-approved by the Audit Committee.

Item No. 3:  Approval of Farmer Mac Omnibus Incentive Compensation Plan

On April 3, 2008, the Board of Directors adopted the Farmer Mac Omnibus Incentive Compensation Plan (the “Plan”), subject to stockholder approval.  If approved by the Corporation’s stockholders, the Plan will be effective as of the date of such approval.  The Board recommends stockholders approve the Plan.

The Plan will replace the 1997 Incentive Compensation Plan, as amended and restated, that was approved by the Board of Directors and provided for the issuance only of stock options.

Farmer Mac is seeking approval of the new plan, in part, so that the Corporation can satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.  Section 162(m) requires stockholder approval of certain provisions of the incentive compensation plans every five years so that companies can deduct all performance-based compensation.

The Plan will provide the Corporation with flexibility to award key personnel both short- and long-term equity-based and cash incentives.  The Board of Directors believes that this flexibility in awarding various types of incentive compensation is important for several reasons:  first, it allows for greater use of performance-based incentives, which, in the Board’s judgment, promotes a better alignment of the interests of key personnel and the Corporation’s stockholders.  Second, the added flexibility under the Plan will enable the Corporation to adapt its compensation programs for key personnel in a manner which is commensurate with the design of compensation programs being offered by the Corporation’s competitors and peers, thereby attracting key personnel and encouraging them to stay with the Corporation.

The stock referred to under the Plan is Farmer Mac’s Class C Non-Voting Common Stock which is listed on the New York Stock Exchange under the symbol AGM.

Description of the Plan

A copy of the Plan is attached as Annex A and the following summary is qualified in its entirety by reference thereto.

Purpose.  The purpose of the Plan is to provide a means whereby employees and directors of Farmer Mac develop a sense of proprietorship and personal involvement in the development and financial success of, and to encourage them to devote their best efforts to the business of Farmer Mac, thereby advancing the interests of Farmer Mac and its shareholders.  A further purpose of this Plan is to provide a means through which Farmer Mac may attract able individuals to become employees or directors and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of Farmer Mac are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Farmer Mac.

Key features of the Plan include:

•	Options may not be repriced without prior approval of stockholders of the Corporation.

•	Options will not be replaced for cash at any time, without prior approval of the stockholders.

•	Options will not be regranted through cancellation without the approval of the stockholders; and will not be regranted by lowering the exercise price of a previously granted Option.

•	The exercise price per share of stock under an option must be not less than the fair market value of the common stock of the Corporation on the date of grant.

•	The shares of stock and cash which may be granted to any individual are limited in any one plan year, subject to adjustment for certain specified events.

•	Performance goals are used for performance based awards.

Authority of Committee.  Awards under the Plan are generally granted by the Compensation Committee of the Board (the “Committee”). The Committee has the authority, among other things, to (i) select the persons to be granted awards; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or otherwise in conjunction with other awards; (iii) determine the number of shares of common stock, units or other rights covered by an award; and (iv) determine the other terms and conditions of awards, including any restrictions on transfer, any performance goals, any vesting schedules and any deferral or forfeiture provisions, and any acceleration or waiver thereof.

Awards granted under the Plan are not assignable or transferable except by the laws of descent and distribution or as may be permitted by the Committee.

Eligibility.  Employees of the Corporation and members of the board of directors are eligible to be granted Awards.  It is not possible to estimate the total number of persons who may be eligible to be granted awards under the Plan, although it is likely that the number will not be greater than 75.

Types of Awards.  Awards authorized under the Plan include:

(i)
options to purchase shares of common stock, including incentive stock options (“ISOs”) and non-qualified stock options, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant;

(ii)
stock appreciation rights (“SARs”), whether in conjunction with the grant of stock options or independent of such grant, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant;

(iii)
common stock subject to restrictions on transferability and other restrictions, with respect to which a participant will generally have the rights of a stockholder during the period of restriction (“restricted stock”);

(iv)	common stock to be delivered after the expiration of a deferral period, with respect to which the participant will generally not have the rights of a stockholder during the period of deferral;

(v)	common stock granted as a bonus or in lieu of Corporation obligations to pay cash under other plans or compensatory arrangements;

(vi)
dividend equivalents, which will not apply to stock options, consisting of a right to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock; and

(vii)
other awards, including awards that are payable, in whole or in part, in shares of common stock or the value of which are based, in whole or in part, on the value of shares of common stock (“other stock-based awards”), and awards to be settled, in whole or in part, in cash or other property other than common stock (“cash-based awards”).

Shares Available for Grant Under the Plan.  Subject to adjustment, the total number of shares of common stock reserved and available for delivery pursuant to awards under the Plan will be:

(i)	1,500,000 shares of common stock; plus;

(ii)
any shares subject to outstanding awards under the 1997 Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) up to an aggregate maximum of 1,000,000 shares.

Under the Plan, the number of shares of common stock delivered pursuant to the exercise of ISOs may not exceed 1,500,000, subject to adjustment.

As of April 12, 2008, there were 8 current and former executive officers, 21 current employees and 16 current and former directors participating in the 1997 Plan.  After June 1, 2008, no further awards will be granted under the 1997 Plan.

Under the Plan, no participant may be granted stock option awards relating to more than 300,000 shares of common stock during any calendar year, and may be granted no more than 150,000 shares each of restricted stock, performance shares, performance units or other stock-based awards. The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed the value of $2,000,000 dollars determined as of the date of vesting or payout, as applicable.

On April 12, 2008, the closing price per share of non-voting common stock reported on the New York Stock Exchange was $28.37.  Shares subject to any award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares of common stock will again be available for awards, including shares of restricted stock that are forfeited and shares withheld or surrendered in payment of the exercise price of an award or taxes related to an award.

Performance Based Awards.  The terms of the Plan are intended to, among other things, permit the Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals.  The Plan provides that the performance goals will be based on certain specified business criteria which are intended to encompass a wide range of financial and operational activities of the Corporation on a consolidated basis and/or for specified subsidiaries or business units of the Corporation.  For example, the business criteria used by the Committee in establishing the performance goals for such awards includes, but is not limited to:

(a)
Net earnings or net income (before or after taxes, the impact of changes in the fair value of derivatives, stock plan expenses, yield maintenance and/or loan losses) or any other measure that uses all or part of such components;

(b)	Earnings per share;

(c)	Revenues or mission volume or growth therein;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets;

(q)	Delinquency rate;

(r)	Net charge-offs; and

(s)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any performance measure(s) may be used to measure the performance of the Corporation as a whole or any business unit of the Corporation, or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Corporation may select performance measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance measures.

Performance goals may differ for awards to different participants.  The Committee will specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to an award.  All determinations by the Committee as to the attainment of performance goals will be in writing.  The Committee may not delegate any responsibility with respect to an award that is intended to qualify as “performance-based compensation” under Internal Revenue Code section 162(m).

Effectiveness, Amendment and Termination.  The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without stockholder approval unless the Board seeks to increase the number of shares of common stock subject to the Plan or stockholder approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted.  Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.  The Plan will be effective as of the date of its approval by stockholders and will continue in effect for ten years from such date, unless sooner terminated by the Board of Directors.

Other Matters.  Awards that may in the future be granted to the Corporation’s Chief Executive Officer, to the four other most highly compensated executive officers or to other groups of persons, and the number of persons in such groups, are discretionary and therefore cannot be determined at this time.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards granted under the Plan.  This discussion is intended for the information of stockholders considering how to vote on approval of the Plan, and not as tax guidance to participants in the Plan.

The grant of an option, SAR or other stock-based award in the nature of a purchase right will create no tax consequences for the participant or the Corporation.  Upon exercising an ISO, a participant will not have taxable income (except that the alternative minimum tax may apply), and the Corporation will receive no deduction at that time.  Upon exercising an option other than an ISO (including an other stock-based award in the nature of a purchase right), the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares of common stock received.  In each case, the Corporation will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares of common stock acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding period).  Generally, there will be no tax consequences to the Corporation in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Corporation will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the Plan that may be settled in cash, common stock, other awards or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares, other awards or other property so received.  The Corporation will generally be entitled to a deduction for the same amount.  With respect to awards involving shares, other awards or other property that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of such shares, other awards or other property received at the first time the shares, other awards or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier.  The Corporation will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.  A participant may elect to be taxed at the time of receipt of such shares, other awards or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, and, if the participant so elects, the Corporation will be entitled to a deduction at such time.  If the participant subsequently forfeits such shares, other awards or other property, the participant would not be entitled to any deduction, including a capital loss, for the value of the shares, other awards or other property on which he previously paid tax.  Such election must be made and filed with the Internal Revenue Service within thirty days after the receipt of the restricted shares, other awards or other property.  Different tax rules may apply in other kinds of transactions under the Plan, including those involving payment of the exercise price of an option by surrender of previously acquired shares.

Compliance with Section 162(m) of the Internal Revenue Code.  Internal Revenue Code Section 162(m) generally disallows a deduction to a public company for annual compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million.  However, compensation that qualifies as “performance-based compensation” is excluded from the $1 million limitation and, therefore, remains fully deductible by the Corporation.   The Corporation intends that options, SARs and other awards designated as such, the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above, may qualify as “performance-based compensation” for purposes of Code Section 162(m), although other awards under the Plan may not so qualify.  The Board is seeking stockholder approval of the Plan partly in order to qualify all compensation to be paid under the Plan for the maximum income tax deductibility under Section 162(m) of the Code.

Code Section 409A.  If any award granted under the Plan is considered deferred compensation under Internal Revenue Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes.  These requirements include: ensuring that any election to defer made by participants is done within the time period(s) permitted by Internal Revenue Code Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted under guidance issued by the U.S. Treasury Department.  If these requirements are not met, a participant will be immediately taxable on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus 1%.

Vote Needed for Passage of Proposal

To be approved, this proposal must receive more votes cast in favor of the proposal than the number of votes cast against the proposal.

The board of directors recommends a vote “FOR” the approval of the Farmer Mac Omnibus Incentive Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Farmer Mac’s officers and directors, and persons who beneficially own more than 10% of a registered class of Farmer Mac’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

Based solely on Farmer Mac’s review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors and beneficial owners of greater than 10% of any class of equity securities complied with all Section 16(a) filing requirements and timely filed all reports applicable to them for transactions during 2007.

Principal Holders of Voting Common Stock

To our knowledge, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either (i) 5 percent or more of the outstanding shares of Farmer Mac’s Class A Voting Common Stock or Class B Voting Common Stock, or (ii) 5 percent or more of the total number of outstanding shares of Farmer Mac’s Voting Common Stock (both Class A and Class B).

Name and Address	Number of Shares Beneficially Owned	Percent of Total Voting Shares Outstanding*	Percent of Total Shares Held By Class**
AgFirst Farm Credit Bank[16]	84,024 shares of Class B	5.49%	16.79%
1401 Hampton Street	Voting Common Stock
Columbia, SC 29202

AgriBank, FCB	201,621 shares of Class B	13.17%	40.30%
375 Jackson Street	Voting Common Stock
St. Paul, MN 55101

CoBank, ACB	62,980 shares of Class B	4.11%	12.59%
5500 South Quebec Street	Voting Common Stock
Greenwood Village, CO 80111

Farm Credit Bank of Texas[17]	38,503 shares of Class B	2.52%	7.70%
6210 Highway 290 East	Voting Common Stock
Austin, TX 78761

Matthew 25 Management Corp.	70,500 shares of Class A	4.60%	6.84%
607 West Avenue	Voting Common Stock
Jenkintown, PA 19046

U.S. AgBank, FCB	100,273 shares of Class B	6.55%	20.04%
245 North Waco	Voting Common Stock
Wichita, KS 67201

The Vanguard Group, Inc.	56,295 shares of Class A	3.68%	5.46%
P.O. Box 1110	Voting Common Stock
Valley Forge, PA 19482

Whitebox Advisors, LLC	53,900 shares of Class A	3.52%	5.23%
3033 Excelsior Boulevard	Voting Common Stock
Minneapolis, MN 55416

Zions First National Bank	322,100 shares of Class A	21.04%	31.25%
One South Main Street	Voting Common Stock
Salt Lake City, UT 84111

____________________________
*The percentage is determined by dividing the number of shares of Class A or Class B Voting Common Stock owned by the total of the number of shares of Class A and Class B Voting Common Stock outstanding.
**The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.
16 John Dan Raines, currently a member of the Board of Directors and a Class B Nominee, is a member of the board of directors of AgFirst Farm Credit Bank.
17 Ralph W. Cortese, currently a member of the Board of Directors and a Class B Nominee, is the chairman of the board of directors of Farm Credit Bank of Texas.

Solicitation of Proxies

The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material.  The Corporation has retained Georgeson Inc. to act as the Corporation’s proxy solicitation firm for a fee of approximately $5,000.  In addition to solicitation by mail, employees of Georgeson Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview.  Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them and will be reimbursed for their reasonable expenses by the Corporation.

Other Matters

In addition to the scheduled items of business set forth in this Proxy Statement, the enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members’ best judgment with respect to all matters that may be brought before the Meeting or any adjournment or postponement thereof and matters incident to the Meeting.  The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting.  If any other matters should properly come before the Meeting or any adjournment or postponement thereof, the Proxy Committee named in the accompanying proxy intends to vote such proxy in accord with its best judgment.

Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, including financial statements thereto.  Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.  A copy of Farmer Mac’s most recent Form 10-K is also available on the Corporation’s website, www.farmermac.com, in the “SEC Filings” portion of the “Investors—Equity” section of the website.  Please note that all references to www.farmermac.com in this proxy statement are inactive textual references only and that the information contained on Farmer Mac’s website is not incorporated by reference into this proxy statement.
_____________________________

The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting.  In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

By order of the
Board of Directors,

/s/ Jerome G. Oslick

Jerome G. Oslick
Corporate Secretary

April 28, 2008
Washington, D.C

ANNEX A

Federal Agricultural Mortgage Corporation
2008 Omnibus Incentive Plan

Effective June 5, 2008

As Approved by the Board of Directors April 3, 2008
For Submission for Approval by the Stockholders

Federal Agricultural Mortgage Corporation
2008 Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

1.1         Establishment. Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Federal Agricultural Mortgage Corporation 2008 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2         Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3         Duration of this Plan. No Awards may be granted under the Plan after the date that is ten (10) years after the Effective Date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

Except as otherwise provided in an applicable Award Agreement, the following capitalized terms shall have the meanings set forth below for purposes of the Plan and any Award.

2.1	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2
“Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards (or any combination thereof), in each case subject to the terms of this Plan.

2.3
“Award Agreement” means a written agreement (including in electronic form) setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof.

2.4	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.5	“Cash-Based Award” means an Award, settled in cash, granted pursuant to Article 10.

2.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

2.7
“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee shall consist solely of two (2) or more Directors, each of whom shall qualify as (i) a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (ii) an “outside director” for purposes of Code Section 162(m). If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.8	“Company” means Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States, and any successor thereto as provided in Article 19 herein.

2.9
“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.10	“Director” means any individual who is a member of the Board of Directors of the Company.

2.11	“Effective Date” has the meaning set forth in Section 1.1.

2.12
“Employee” means any individual designated as an employee of the Company or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, a nonemployee Director or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been or is subsequently retroactively reclassified as a common-law employee of the Company or any Subsidiary during such period.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

2.14
“Fair Market Value” or “FMV” means, as of any date, the value of a Share that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. For purposes of any Nonqualified Stock Option or Stock Appreciation Right that is intended to be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(5), FMV shall not be less than the fair market value of a Share determined in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

2.15	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the delivery of Shares.

2.16	“Grant Price” means the FMV at the time of grant of an SAR pursuant to Article 7, used to determine the amount of any payment due to the Participant upon exercise of the SAR.

2.17
“Incentive Stock Option” or “ISO” means an Option granted to an Employee to purchase Shares pursuant to Article 6, which Option is designated as an Incentive Stock Option intended to satisfy the requirements of Code Section 422, or any successor provision thereto.

2.18	“Nonemployee Director” means a Director who is not an Employee.

2.19
“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

2.20
“Nonqualified Stock Option” or “NQSO” means an Option granted to an Employee to purchase Shares pursuant to Article 6, which Option is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.21	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.22	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.24	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.25
“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.26
“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.27
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of exercisability, vesting, distribution, and/or payment with respect to an Award.

2.28
“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.29
“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in United States dollars, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.30
“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture for purposes of Code Section 83 (based on the performance of services, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.31	“Plan” means this Federal Agricultural Mortgage Corporation 2008 Omnibus Incentive Plan, as amended from time to time.

2.32	“Plan Year” means the calendar year.

2.33	“Prior Plan” means the Company’s 1997 Incentive Plan, as amended and restated.

2.34	“Restricted Stock” means an Award of Shares granted or sold to a Participant pursuant to Article 8.

2.35	“Restricted Stock Unit” means a right, granted to a Participant pursuant to Article 8, to receive on a future date Shares or an amount in cash equal to the FMV of such Shares.

2.36	“Share” means a share of Class C Non-Voting common stock of the Company, $1.00 par value per share.

2.37
“Stock Appreciation Right” or “SAR” means a right, granted to a Participant pursuant to Article 7, to receive upon exercise of such right, in cash or Shares (or a combination thereof), an amount equal to the increase in the FMV of a number of Shares over the Grant Price.

2.38
“Subsidiary” means any corporation or other entity in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1         General. The Committee shall be responsible for administering this Plan, subject to the provisions of this Plan. The Committee may engage attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final, binding and conclusive upon the Participants, the Company, and all other interested parties.

3.2         Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement.

3.3         Delegation. To the extent permitted by applicable law, regulation or rule, the Board or the Committee may designate one or more officers of the Company, Employees, or agents to assist with administration of the Plan and may grant authority to one or more officers of the Company to execute Award Agreements or other documents on behalf of the Company. Any authority granted to an officer of the Company, Employee, or agent by the Board or the Committee pursuant to this Section 3.3 shall be subject to such restrictions and limitations as the Board or the Committee may specify from time to time, and the Board or the Committee may at any time rescind the authority so delegated or appoint one or more other officers of the Company, Employees, or agents to assist with administration of the Plan. An officer of the Company, Employee, or agent appointed under this Section 3.3 to assist with the administration of the Plan shall serve in such capacity at the pleasure of the Board or the Committee.

3.4         Nonemployee Director Awards. The Board shall be responsible for administering this Plan with respect to Awards to Nonemployee Directors, subject to the provisions of this Plan. With respect to the administration of the Plan as it relates to Awards granted to Nonemployee Directors, references in this Plan to the “Committee” shall refer to the Board.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1          Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for delivery to Participants and approved by shareholders under this Plan (the “Share Authorization”) shall be:

(i)	One million five hundred thousand (1,500,000) Shares, plus

(ii)
Any Shares subject to outstanding awards under the Company’s Prior Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares) up to an aggregate maximum of one million (1,000,000) Shares.

(b)	The maximum number of Shares of the Share Authorization that may be delivered pursuant to ISOs under this Plan shall be one million five hundred thousand (1,500,000) Shares.

4.2          Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually delivered. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the delivery of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the delivery of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares delivered, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for delivery under this Plan may be authorized and unissued Shares or treasury Shares.

4.3          Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 300,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 300,000.

(c)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 150,000.

(d)
Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 150,000 Shares, or equal to the value of 150,000 Shares determined as of the date of vesting or payout, as applicable.

(e)
Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the value of $2,000,000 dollars determined as of the date of vesting or payout, as applicable.

(f)	Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 150,000.

4.4          Adjustments in Authorized Shares. In the event of any corporate event or transaction, including, but not limited to, a change in the Shares or the capitalization of the Company, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan and outstanding Awards, shall substitute or adjust, as applicable, the number and kind of Shares (or cash) that may be delivered under this Plan or under particular forms of Awards, the number and kind of Shares (or cash) subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and the terms and conditions of outstanding Awards. Notwithstanding anything herein to the contrary, the Committee may not take any such action described in this Section 4.4 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or cause an Award that is subject to the requirements of Code Section 409A to fail to comply with such requirements.

The Committee shall also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on the Company and its Subsidiaries, and all Participants and other parties having any interest in an Award under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits, or grant of substitute Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 409A, 422, and 424, and other applicable law, rules or regulations.

Article 5. Eligibility and Participation

5.1          Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2          Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1          Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or its Subsidiaries (as permitted under Code Sections 422 and 424). However, an Employee who is employed by a Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Shares corresponding to the Options qualify as “service recipient stock” for purposes of Code Section 409A.

6.2          Option Award Agreement. Each Option Award shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3          Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

6.4          Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5          Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6          Payment. Subject to the provisions of the applicable Award Agreement, Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the delivery of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate fair market value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by withholding Shares otherwise deliverable in connection with the exercise of the Option; (e) by any other method approved or accepted by the Committee in its sole discretion; or (f) by a combination of any of the foregoing, subject to such terms and conditions as the Committee, in its discretion, may impose.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all cash payments shall be made in United States dollars.

6.7          Restrictions. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal and state laws, blackout periods or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

6.8          Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options granted pursuant to this Article 6, and may reflect distinctions based on the reason for termination.

Except as provided in the Award Agreement and as provided below, if a Participant ceases for any reason to be employed by the Company or its Subsidiaries (unless such termination of employment was for “Cause”), the Participant may, at any time within ninety (90) days after the effective date of such termination of employment, exercise his or her Options to the extent that he or she would be entitled to exercise them on such date, but in no event shall any Option be exercisable more than ten (10) years from the date it was granted; provided, however, that the Committee shall have the discretion to determine whether Options not yet exercisable at the date of termination of employment shall become immediately exercisable for ninety (90) days thereafter. The Committee shall determine, subject to applicable law, whether a leave of absence shall constitute a termination of service.

If a Participant ceases to be employed by the Company or its Subsidiaries for “Cause,” the Participant’s unexercised Options shall terminate immediately. For purposes of this Section 6.8, “Cause” shall be defined as in the employment agreement, if any, between the Company or its Subsidiaries and such Participant, or, if there is no employment agreement, shall mean: (a) the willful failure of the Participant substantially to perform his or her duties, other than any such failure resulting from incapacity due to physical or mental illness, or (b) the willful engagement by the Participant in activities contrary to the best interests of the Company.

Unless otherwise provided in the Award Agreement, if a Participant dies while employed by the Company or its Subsidiaries, or within ninety (90) days after having retired with the consent of the Company or its Subsidiaries, the Shares which the Participant was entitled to exercise on the date of the Participant’s death under an Option or Options granted under the Plan may be exercised at any time after the Participant’s death by the Participant’s beneficiary; provided, however, that no Option may be exercised after the earlier of: (a) one (1) year after the Participant’s death, or (b) the expiration date specified for the particular Option in the Award Agreement; and provided, further, that any unvested Option or Options shall immediately vest upon the death of a Participant while employed by the Company or its Subsidiaries and may be exercised as provided in this Section 6.8.

Unless otherwise provided in the Award Agreement, if a Participant terminates employment by reason of Disability (as defined below), any unexercised Option held by the Participant shall, if unvested, immediately vest and shall expire one (1) year after the Participant has a termination of employment because of such “Disability” and such Option may only be exercised by the Participant or his or her beneficiary to the extent that the Option was exercisable on the date of termination of employment because of such “Disability;” provided, however, no Option may be exercised after the expiration date specified for the particular Option in the Award Agreement. “Disability” shall mean: (a) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or  Subsidiary, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Plan or any Award Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (b) in all other cases, the term “Disability” as used in this Plan or any Award Agreement shall mean a condition that (in the opinion of an independent medical consultant) has rendered the Participant mentally or physically incapable of performing the services required to be performed by the Participant and has resulted in the termination of the directorship or employment relationship, as the case may be.

6.9          Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.10       No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A, unless such deferral complies with the requirements of Code Section 409A.

6.11        Right of First Refusal. The Committee may, in its discretion, include in any Award Agreement relating to an Option granted under the Plan a condition that the Participant shall agree to grant the Company a Right of First Refusal, which, if so included, shall have the following terms and conditions:

(a)
The Participant shall give the Company written notice (the “Offer Notice”) of the Participant’s intention to sell any Shares acquired (or to be acquired) upon exercise of an Option (the “Offered Shares”). The Company shall have three (3) business days (the “Exercise Period”) following receipt of the Offer Notice to determine whether to exercise its Right of First Refusal, which may be exercised either as to all or as to none of the Offered Shares. By the end of the Exercise Period, the Company shall have given written notice to the Participant of its election to exercise (the “Acceptance Notice”) or not to exercise (the “Rejection Notice”) its Right of First Refusal. The Participant shall tender the Offered Shares to the Company within ten (10) business days after receipt of an Acceptance Notice. Upon receipt of a Rejection Notice, the Participant may sell the Offered Shares free and clear of such Right of First Refusal.

(b)	The price to be paid by the Company for the Offered Shares shall be the Fair Market Value of the Company’s Shares.

Article 7. Stock Appreciation Rights

7.1          Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by a Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Shares corresponding to the SARs qualify as “service recipient stock” for purposes of Code Section 409A.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and in determining the terms and conditions pertaining to such SARs which are not inconsistent with the terms of this Plan.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.

7.2          SAR Award Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

7.3          Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4          Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5          Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6          Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all SARs granted pursuant to this Plan, and may reflect distinctions based on the reason for termination.

Except as provided in the Award Agreement and as provided below, if a Participant ceases for any reason to be employed by the Company or its Subsidiaries (unless such termination of employment was for “Cause”), the Participant may, at any time within ninety (90) days after the effective date of such termination of employment, exercise his or her SARs to the extent that he or she would be entitled to exercise them on such date, but in no event shall any SAR be exercisable more than ten (10) years from the date it was granted; provided, however, that the Committee shall have the discretion to determine whether SARs not yet exercisable at the date of termination of employment shall become immediately exercisable for ninety (90) days thereafter. The Committee shall determine, subject to applicable law, whether a leave of absence shall constitute a termination of service.

If a Participant ceases to be employed by the Company or its Subsidiaries for “Cause,” the Participant’s unexercised SARs shall terminate immediately. For purposes of this Section 7.6, “Cause” shall be defined as in the employment agreement, if any, between the Company or its Subsidiaries and such Participant, or, if there is no employment agreement, shall mean: (a) the willful failure of the Participant substantially to perform his or her duties, other than any such failure resulting from incapacity due to physical or mental illness, or (b) the willful engagement by the Participant in activities contrary to the best interests of the Company.

Unless otherwise provided in the Award Agreement, if a Participant dies while employed by the Company or its Subsidiaries, or within ninety (90) days after having retired with the consent of the Company or its Subsidiaries, the Shares which the Participant was entitled to exercise on the date of the Participant’s death under an SAR or SARs granted under the Plan may be exercised at any time after the Participant’s death by the Participant’s beneficiary; provided, however, that no SAR may be exercised after the earlier of: (a) one (1) year after the Participant’s death, or (b) the expiration date specified for the particular SAR in the Award Agreement; and provided, further, that any unvested SAR or SARs shall immediately vest upon the death of a Participant while employed by the Company or its Subsidiaries and may be exercised as provided in this Section 7.6.

Unless otherwise provided in the Award Agreement, if a Participant terminates employment by reason of Disability (as defined below), any unexercised SAR held by the Participant shall, if unvested, immediately vest and shall expire one (1) year after the Participant has a termination of employment because of such “Disability” and such SAR may only be exercised by the Participant or his or her beneficiary to the extent that the SAR was exercisable on the date of termination of employment because of such “Disability;” provided, however, no SAR may be exercised after the expiration date specified for the particular SAR in the Award Agreement. “Disability” shall mean: (a) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or  Subsidiary, which employment agreement includes a definition of “Disability,” the term “Disability” as used in this Plan or any Award Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and (b) in all other cases, the term “Disability” as used in this Plan or any Award Agreement shall mean a condition that (in the opinion of an independent medical consultant) has rendered the Participant mentally or physically incapable of performing the services required to be performed by the Participant and has resulted in the termination of the directorship or employment relationship, as the case may be.

7.7          Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time, restrictions under applicable federal and state laws, blackout periods or under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

7.8          No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 8. Restricted Stock and Restricted Stock Units

8.1          Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2          Restricted Stock and Restricted Stock Unit Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

8.3          Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock subject to each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4          Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Federal Agricultural Mortgage Corporation 2008 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Federal Agricultural Mortgage Corporation.

8.5          Voting Rights. Shares corresponding to Awards under this Plan have no voting rights.

8.6          Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units delivered pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7          Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8          No Other Feature of Deferral. No Restricted Stock Unit granted pursuant to this Plan shall provide for any feature for the deferral of compensation subject to Code Section 409A unless such deferral complies with the requirements of Code Section 409A.

Article 9. Performance Units/Performance Shares

9.1          Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2          Performance Unit and Performance Share Award Agreement. Each Performance Unit and/or Performance Share Award shall be evidenced by an Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the performance goals, and the applicable Performance Period, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

9.3          Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee, in its discretion, shall set performance goals for each Performance Period which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out or distributed to the Participant.

9.4          Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout of the value and/or distribution of the number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.5          Form and Timing of Distribution or Payment of Performance Units/Performance Shares. Distribution of Shares or payment of the value earned pursuant to Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, unless the terms of the Award require payment at some later date. Any Shares delivered pursuant to Performance Share Awards may be subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.6          Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares granted pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1       Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2       Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3       Cash-Based and Other Stock-Based Award Agreements. Each Cash-Based and/or Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or the number of Shares granted, the performance goals and the Performance Period, if applicable, the time and form of payment or distribution, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

10.4       Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or formula for calculating the payment amount, as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.5       Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.6        Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive payment or distribution under any Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1       Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

11.2       Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards other than ISOs shall be transferable to and exercisable by such transferees, and subject to such terms and conditions as the Committee may deem appropriate.

Article 12. Performance Measures

12.1       Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)
Net earnings or net income (before or after taxes, the impact of changes in the fair value of derivatives, stock plan expenses, yield maintenance and/or loan losses) or any other measure that uses all or part of such components;

(b)	Earnings per share;

(c)	Revenues or mission volume or growth therein;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets;

(q)	Delinquency rate;

(r)	Net charge-offs; and

(s)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company and/or Subsidiary as a whole or any business unit of the Company and/or Subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2       Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3       Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

12.4       Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

Nonemployee Directors may only be granted Nonemployee Director Awards under the Plan in accordance with this Article 13. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic basis pursuant to the Plan. The Board shall grant such Nonemployee Director Awards to Nonemployee Directors as it shall from time to time determine.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee when the decision to grant the Award is made, unless the Award is not deferred compensation for purposes of Code Section 409A.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1       Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company or its Subsidiaries at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or its Subsidiaries.

16.2        Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3        Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder or beneficial owner of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1        Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Board or the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs granted under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, nor will any outstanding Options having an Option Price or SARs having a Grant Price less than the current FMV be canceled in exchange for cash or other Awards, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, stock exchange rule or otherwise.

17.2       Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3       Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4       Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or the Committee may unilaterally amend the Plan or an Award Agreement in accordance with the following:

(a)
The Board or the Committee may amend the Plan or an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

(b)
The Board or the Committee may amend the Plan or an Award Agreement to: (i) exempt the Award from the requirements of Code Section 409A or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code.

Article 18. Withholding

18.1       Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, required by law or regulation to be withheld with respect to any taxable event relating to an Award.

18.2        Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1       Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.

20.2       Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3       Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4       Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5       Requirements of Law. The granting of Awards and the delivery of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6       Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares granted pursuant to this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)
Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7       Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful delivery or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to deliver or sell such Shares as to which such requisite authority shall not have been obtained.

20.8       Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.9       Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its Subsidiaries and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Subsidiaries under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or a Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or a Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.10     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.11     Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.12     Code Section 409A. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if any provision of this Plan or any Award Agreement contravenes any regulations or guidance promulgated under Code Section 409A or could cause any Award to be subject to additional taxes, accelerated taxation, interest or penalties under Code Section 409A, the Company may, in its sole discretion and without the Participant’s consent, modify this Plan or any Award Agreement: (i) to comply with, or avoid being subject to, Code Section 409A, or to avoid the imposition of any taxes, accelerated taxation, interest or penalties under Code Section 409A, and (ii) to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. This section does not create an obligation on the part of the Company to modify this Plan or any Award Agreement and does not guarantee that the Awards will not be subject to interest or penalties under Code Section 409A.

20.13     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable.

20.14     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

20.15     Governing Law, Exclusive Jurisdiction, and Venue. The Plan and each Award Agreement shall be governed by federal law, to the extent federal law incorporates state law, that law shall be the laws of the District of Columbia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal courts in the District of Columbia, to resolve any and all issues that may arise out of or relate to this Plan or any Award Agreement.

20.16               Indemnification. Subject to requirements of federal law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ANNUAL MEETING OF STOCKHOLDERS OF

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

CLASS A COMMON STOCK

June 5, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20530030000000000000 4	060508

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:					FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote "FOR ALL NOMINEES.”				2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2008.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: m Dennis L. Brack m Dennis A. Everson m Mitchell A. Johnson m Timothy F. Kenny m Charles E. Kruse	_______ _______ _______ _______ _______	The Board of Directors recommends a vote "FOR" proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			3. Proposal to approve the Corporation's 2008 Omnibus Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 3.

INSTRUCTIONS: To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.
*TO CUMULATE YOUR VOTE, SEE INSTRUCTION AT RIGHT.

INSTRUCTIONS TO CUMULATE YOUR VOTE: To cumulate your vote for one or more of the listed nominees, write the manner in which such votes shall be cumulated by indicating the allocation by percentage or number of votes in the space to the right of the nominee name(s). The cumulative number of votes you have is 5 times the number of shares of Class A Voting Common Stock you owned on April 16, 2008. All of your votes may be cast for a single nominee or may be distributed among any number of nominees. If you are cumulating your vote, do not mark the circle to the left of the name of the nominee(s) for whom you are voting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



FEDERAL AGRICULTURAL MORTGAGE CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 5, 2008, and at any and all adjournments thereof:

The Board of Directors recommends a vote
FOR the election of all nominees, FOR proposal 2 and FOR proposal 3.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees, FOR proposal 2 and FOR proposal 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

14475

ANNUAL MEETING OF STOCKHOLDERS OF

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

CLASS B COMMON STOCK

June 5, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20530030000000000000 4	060508

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:					FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote "FOR ALL NOMINEES.”				2. Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2008.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: m Ralph W, "Buddy" Cortese m Paul A. DeBriyn m Michael A. Gerber m Ernest M. Hodges m John Dan Raines	_______ _______ _______ _______ _______	The Board of Directors recommends a vote "FOR" proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			3. Proposal to approve the Corporation's 2008 Omnibus Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote "FOR" proposal 3.

INSTRUCTIONS: To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.

*TO CUMULATE YOUR VOTE, SEE INSTRUCTION AT RIGHT.

INSTRUCTIONS TO CUMULATE YOUR VOTE: To cumulate your vote for one or more of the listed nominees, write the manner in which such votes shall be cumulated by indicating the allocation by percentage or number of votes in the space to the right of the nominee name(s). The cumulative number of votes you have is 5 times the number of shares of Class B Voting Common Stock you owned on April 16, 2008. All of your votes may be cast for a single nominee or may be distributed among any number of nominees. If you are cumulating your vote, do not mark the circle to the left of the name of the nominee(s) for whom you are voting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



FEDERAL AGRICULTURAL MORTGAGE CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2008

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 5, 2008, and at any and all adjournments thereof:

The Board of Directors recommends a vote
FOR the election of all nominees, FOR proposal 2 and FOR proposal 3.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees, FOR proposal 2 and FOR proposal 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

14475